UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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MEDICAL PROPERTIES TRUST, INC.

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2019 Proxy Statement

Medical Properties Trust

AT THE VERY HEART OF HEALTHCARE.

MOUNTAIN VISTA MEDICAL CENTER
10238

2019 Proxy Statement Medical Properties Trust AT THE VERY HEART OF HEALTHCARE.

April 26, 2019

Dear Fellow Stockholder:

Our growth and reputation as the leading source of hospital real estate capital continued to expand in 2018. Our existing portfolio once again produced outstanding results and a series of carefully planned transactions culminated in outstanding value creation during the year.

We took strategic steps to demonstrate the value of our portfolio, obtain new sources of long-term capital and position our company for accretive future growth. We completed a joint venture that created a significant gain, profitably sold selected assets and successfully exited an investment that generated unlevered IRR of 13%.

The market rewarded us for these creative transactions as we achieved total return to shareholders of more than 25% in 2018 compared to a negative 4.5% for the MSCI US REIT Index.

Today, our total portfolio includes more than 275 properties with total assets approaching $10 billion in value. We are also the second largest owner of hospital beds in the United States.

We begin 2019 in a very strong financial position, poised for continued accretive growth and able to capitalize on the new opportunities that we are creating. We remain committed to hospitals that have a unique position in their healthcare system. As the healthcare landscape changes, our hospitals will adapt and change. Hospitals will remain at the very heart of healthcare, and we will be there to support them and the communities in which they operate.

We are providing you this Proxy Statement to enable you to give us your input by voting. We hope that you will attend our 2019 annual meeting of stockholders, to be held on May 23, 2019. Details of the business to be conducted at the meeting are set forth in the accompanying Proxy Statement. In the event that you are unable to attend, however, we urge you to vote by mail, phone, or Internet, as described in the following material.

Thank you for your continued support of our company.

Best Regards,

Edward K. Aldag, Jr.

Chairman, President and Chief Executive Officer

Proxy Statement and Notice of 2019 Annual Meeting    i

April 26, 2019

Attached you will find a notice of meeting and Proxy Statement that contain further information about these items and the meeting itself, including the different methods you can use to vote your proxy. Also enclosed are your proxy card, our 2018 Form 10-K, and our 2018 Annual Report to stockholders. Only stockholders of record at the close of business on March 21, 2019 are entitled to receive notice of, to attend, and to vote at the meeting and any adjournment thereof.

EVEN IF YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE, OR VOTE YOUR PROXY BY TELEPHONE OR INTERNET, AT YOUR EARLIEST CONVENIENCE. This will not prevent you from voting your shares in person if you choose to attend the Annual Meeting.

Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

If any of your shares of common stock are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares of common stock voted.

A list of the stockholders entitled to vote at the meeting will be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the principal executive offices of the Company at 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242.

By Order of the Board of Directors,

Emmett E. McLean

Executive Vice President, Chief Operating Officer,

and Secretary

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How to Vote

Your vote is important. You may vote your shares if you were a stockholder of record on March 21, 2019. If you are a registered owner you may vote using any of the following methods:

•	By Internet

www.voteproxy.com

•	By Telephone

1-800-PROXIES

(1-800-776-9437)

•	By Mail

Complete, sign, date and return your enclosed proxy card.

•	In Person

At the Annual Meeting

If you own your shares through a bank, broker or other nominee, you should follow the voting instructions provided by your bank, broker or other nominee.

Proxy Statement and Notice of 2019 Annual Meeting    iii

2018 Compensation Highlights

69% of CEO total compensation is variable*	97%, 94%, 96% of shares voted in favor of our executive compensation in 2018, 2017 and 2016, respectively	80% of annual cash bonus based upon formulaic metrics

2018 Performance Highlights

25% One-year TSR	337% Growth in net income per share	$720M Gains on asset sales in 2018	6 Consecutive years of dividend increases

Corporate Governance Highlights

Board Refreshment

Over the past four years we have had the opportunity to meaningfully refresh our Board replacing four directors. We have sought out a group of diverse leaders with varying skill sets that are critical to overseeing the management of our Company.

Average Board Tenure in Years

9.2 2014	8.2 2019**

Average Age of Board Members

61.7 2014	58.3 2019**

*	Excludes the off-cycle time-based stock award for exceptional 2018 performance – discussed in more detail on page 23.
**	As of the date of the Annual Meeting

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Committee Refreshment

The addition of the new Board members has led to meaningful refreshment of our key committees.

	AUDIT	COMPENSATION	ETHICS, NOMINATING AND CORPORATE GOVERNANCE

G. Steven Dawson	✓

Elizabeth N. Pitman			*

D. Paul Sparks, Jr.	*	*

Michael G. Stewart		*	*

C. Reynolds Thompson III	*	*	*

*	Represents new member since 2014

Corporate Governance Practices

The following table summarizes certain highlights of our corporate governance policies and practices.

•	Long-term history of and commitment to Board diversity

•	Proxy access bylaw provision

•	Majority voting for uncontested director elections

•	Unclassified Board of Directors which cannot be altered without stockholder approval
•	No shareholder rights plan (poison pill)

•	Active shareholder engagement

•	Lead Independent Director with defined duties

•	Executive sessions of independent Board members

•	Mandatory director retirement age

Environmental and Social Responsibility

We are the world’s preeminent provider of real estate capital to hospitals. Our exclusive focus on investing in hospital real estate distinguishes us from any other real estate investment trust. We believe in making a positive difference in both local communities and the world. We care most about people — patients, employees and the members of our communities.

We are the second-largest non-governmental owner of hospital beds in the U.S., and our tenants were able to provide high quality care to over two million patients in the U.S. in 2018.

Our People

We are a team of 78 professionals that is committed to providing a challenging and dynamic work environment and to supporting all professional and personal growth and development needs.

We offer a competitive benefits package and equal employment opportunities designed to help recruit and retain high-quality employees, and to keep them healthy and secure.

Employee benefits provided by the Company include:

•	Top-of-the-line insurance coverages including Health, Secondary Health, Dental, Vision, and Life — individual coverage at no cost to employees

•	401(k) Plan with employer matching

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•	Stock awards

•	Monthly Fitness Allowance for employees with gym memberships and/or training programs

•	Reimbursement for concierge physician

•	Employee Assistance Program at no cost to employee

•	Open, collaborative workspaces

•	Personnel development with manager to plan trainings and conferences, including off-site corporate retreats

•	Additional Paid Time Off day annually for charitable work

We develop tailored, individual professional development goals for every employee. We provide customized leadership training for employees who are moving into management roles, and we offer periodic training and continuing education courses on health care topics and for professional licenses.

We are an equal opportunities employer and we provide regular training on anti-harassment policies. Our commitment to a diverse and inclusive workplace means that, today, 42% of all MPT employees are female and 44% of all MPT employees report to a female manager or director.

Our Environmental Sustainability

Because materially all of our leases are triple-net or absolute-net leases, which obligate our tenants to pay all property-related expenses, our environmental responsibilities are limited to due diligence on new and existing tenants, and to the evaluation of environmental risks associated with all real estate investment transactions. To ensure we deliver on these responsibilities, we have policies to:

•	Collect relevant tenant information:

•	operating and financial performance

•	property condition

•	environmental assessments when warranted;

•	Ensure that our transaction documents require our tenants to repair and remediate environmental issues at the applicable facility, and to comply with environmental laws and regulations; and

•

Ensure that we evaluate environmental risks associated with all real estate investment transactions; we engage third parties to perform Phase I Environmental Site Assessments and, to the extent necessary, Phase II Assessments (or equivalent studies outside the U.S.) and other risk mitigating remediation measures.

Our tenants are making strategic commitments to reduce the environmental impact of their hospitals. Steward Healthcare and Prime Healthcare Services, together representing over half of our portfolio’s total revenue, are making investments to cut energy use, lower their carbon footprint, and save money.

Steward Healthcare

By investing in various building improvements throughout their hospital portfolio (ventilation, plumbing, lighting etc.), Steward has been able to achieve:

•	17% annual energy savings;

•	Over $9.5 million cumulative cost savings — $2.2 million annually; and

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•

Reduced electricity demands by 34 gigawatt-hours, which equates to taking 5,500 cars off the road for a year, and by 5.7 million therms of natural gas, which equates to the sequestration of carbon dioxide by 1.4 million trees.

Prime Healthcare Services

Prime Healthcare has been installing combustion-free, solid-oxide fuel cells to take significant portions of Prime’s energy usage off the power grid, including:

•	600-kilowatt fuel cell installed at Chino Valley Medical Center in Chino, California, with annual energy cost savings of $360,000;

•	250-kilowatt fuel cell installed for the data center at Centinela Hospital Medical Center in Inglewood, California, with annual savings of $122,000; and

•	Five co-generation projects installed at various California locations, expected to save nearly $26 million over the length of the 20-year power purchase agreement.

For more information regarding our sustainability commitments, please go to the Responsibility section of our website: https://responsibility.medicalpropertiestrust.com/

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1	Proposal 1: Election of Directors

	2	Director Nominees

	6	Governance Information Regarding Our Board of Directors

11	Proposal 2: Ratification of Independent Registered Public Accounting Firm

	12	Independent Auditor

	13	Audit Committee Report

14	Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation

15	Compensation Discussion and Analysis

27	Executive Compensation

	27	Other Aspects of Our Executive Compensation Program

	29	Compensation Committee Report

	29	Compensation of Executive Officers

	31	Summary Compensation Table

	32	Grants of Plan-Based Awards

	33	Outstanding Equity Awards as of December 31, 2018

	34	Option Exercises and Stock Vested

	34	Potential Payments Upon Termination or Change in Control

	34	Pay Ratio Disclosure

	35	Compensation of Directors

	37	Share Ownership of Certain Beneficial Owners

	38	Section 16(a) Beneficial Ownership Reporting Compliance

39	Proposal 4: Approval of the Medical Properties Trust 2019 Equity Incentive Plan

45	Information About the Meeting

49	Certain Relationships and Related Person Transactions

50	Additional Information

viii    Proxy Statement and Notice of 2019 Annual Meeting

Our Bylaws provide for the election of all directors at each annual meeting of stockholders. The Board of Directors, at the recommendation of the Ethics, Nominating and Corporate Governance Committee, proposes that the seven nominees listed below, all of whom are currently serving on our Board, be elected to serve as directors until the 2020 annual meeting of stockholders or until his or her successor is duly elected and qualified. The Board of Directors does not know of any reason why any nominee would not be able to serve as a director. However, if any nominee were to become unable to serve as a director, the Board of Directors may designate a substitute nominee, in which case the persons named as proxies will vote for such substitute nominee. Alternatively, the Board of Directors may reduce the number of directors to be elected at the Annual Meeting.

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Director Nominees

Edward K. Aldag, Jr. Chief Executive Officer and President (since 2003) Chairman of the Board of Directors (since 2004) Age 55 Director since 2004 Committees: Investment

The Board believes that Mr. Aldag’s position as the founder of our Company and his extensive experience in the healthcare and REIT industries make him highly qualified to serve as Chairman of our Board of Directors.

Mr. Aldag served as Vice Chairman of our Board of Directors from August 2003 until March 2004 and as our Secretary from August 2003 until March 2005. Prior to that, Mr. Aldag served as an executive officer and director with our predecessor from its inception in August 2002 until August 2003. From 1986 to 2001, Mr. Aldag managed two private real estate companies, Guilford Capital Corporation and Guilford Medical Properties, Inc. Mr. Aldag served as President and as member of the board of directors of Guilford Medical Properties, Inc. Mr. Aldag was the President of Guilford Capital Corporation from 1998 to 2001, served as Executive Vice President and Chief Operating Officer from 1990 to 1998, and was a member of the board of directors from 1990 to 2001. Mr. Aldag serves on the board of Children’s of Alabama, one of the nation’s leading hospitals for children and as a director and a member of the investment committee of the Alabama Children’s Hospital Foundation. He also serves on the board of Mitchell’s Place, benefitting children with autism, and as a member of the executive committee of the Birmingham Business Alliance. In 2017, Mr. Aldag was selected as a member of the national advisory board of governors for NAREIT, the National Association of Real Estate Investment Trusts. Mr. Aldag received his B.S. in Commerce & Business from the University of Alabama with a major in corporate finance.

G. Steven Dawson Age 61 Director since 2004 Committees: Audit (Chair) Investment

The Board believes that Mr. Dawson’s substantial experience as a board member and committee chairman at other public REITs, along with his strong skills in corporate finance, strategic planning, and public company oversight, make him a valued advisor and highly qualified to serve as a member of our Board of Directors and as Chairman of our Audit Committee.

Since 2003, Mr. Dawson has primarily been a private investor in real estate, energy and financial services companies in the U.S. and Canada, and has served on the boards of numerous public and private REITs and financial services companies. During portions of 2011 – 2013, he served as President, Chief Executive Officer and Trustee of a privately held U.S./Canadian firm that owned and operated manufactured housing assets located in the U.S. From July 1990 to September 2003, he served as Chief Financial Officer and Senior Vice President – Finance of Camden Property Trust (and its predecessors) (NYSE: CPT), a REIT specializing in apartment communities based in Houston, Texas. Mr. Dawson currently serves on the board of directors and as the nominating and corporate governance committee chairman as well as a member of the audit and compensation committees for Cohen & Co. (NYSE American: COHN), an investment firm specializing in credit-related fixed income investments in the U.S. and Europe. Mr. Dawson also serves on the board of directors and as audit committee chairman of American Campus Communities (NYSE: ACC), a developer, owner and manager of student housing communities in the U.S. Mr. Dawson holds a degree in business from Texas A&M University and is a member of the Real Estate Roundtable at the Mays Graduate School of Business at Texas A&M University.

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R. Steven Hamner Executive Vice President and Chief Financial Officer (since 2003) Age 62 Director since 2005 Committees: Investment

The Board believes that Mr. Hamner’s position as a co-founder of our Company and his extensive experience in the real estate and healthcare industries and in the corporate finance sector make him highly qualified to serve as a member of our Board of Directors.

In August and September 2003, Mr. Hamner served as our Executive Vice President and Chief Accounting Officer. From October 2001 through March 2004, he was the Managing Director of Transaction Analysis LLC, a company that provided interim and project-oriented accounting and consulting services to commercial real estate owners and their advisors. From June 1998 to September 2001, he was Vice President and Chief Financial Officer of United Investors Realty Trust, a publicly traded REIT. For the ten years prior to becoming an officer of United Investors Realty Trust, he was employed by the accounting and consulting firm of Ernst & Young LLP and its predecessors. Mr. Hamner received a B.S. in Accounting from Louisiana State University.

Elizabeth N. Pitman Age 55 Director since 2018 Committees: Ethics, Nominating and Corporate Governance

The Board believes that Ms. Pitman’s experience as a healthcare lawyer, and her experience providing counsel to publicly traded and privately owned hospitals and healthcare systems makes her highly qualified to serve as a member of our Board of Directors.

Ms. Pitman has been an attorney with Waller, Landen, Dortch & Davis, LLP, a leading provider of legal services to the healthcare industry, since 2014. From July 2013 to December 2013, she worked as corporate counsel for Vitera Healthcare Solutions, LLC, and prior to that from October 2008 to July 2013, she served as general counsel at Success EHS, Inc., both providers of electronic health records and revenue cycle management solutions. Ms. Pitman has provided counsel to companies, hospitals and healthcare systems, surgery centers, physician groups and healthcare information technology companies on a variety of matters, including healthcare privacy, data and cyber security compliance as well as technology licensing. Ms. Pitman earned a BS in accounting from the University of Alabama and a Juris Doctorate from the University of Alabama School of Law. She also is certified in Healthcare Privacy Compliance (CHPC).

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D. Paul Sparks, Jr. Age 56 Director since 2014 Committees: Audit Compensation (Chair) Investment

The Board believes that Mr. Sparks’s substantial experience in executive positions and his ability to guide companies through periods of growth and development make him a valued advisor and qualified to serve as Chairman of the Compensation Committee and as a member of our Board of Directors.

Mr. Sparks retired in January 2016 after a 32-year career in the energy industry. He was Senior Vice President Resource Development for Energen Resources Corporation (NYSE: EGN) and served in various capacities with Energen since 1989, including Senior Vice President of Operations from 2006 until 2012. Mr. Sparks worked with Amoco Corporation, a global chemical and oil company, in Texas and Louisiana prior to joining Energen. Prior to his retirement, Mr. Sparks helped Energen grow from a small regulated utility to a top 20 U.S. independent oil and gas exploration and production company. In his pre-retirement role, he was responsible for the forward-looking strategy and implementation of valuing and developing the assets of Energen Resources Corporation. Mr. Sparks has been active in a number of organizations: he is the former chairman of the New Mexico Oil and Gas Association, past advisor to the Gas Research Institute, a board member of the Independent Petroleum Association of America and past officer of the Society of Petroleum Engineers. He has authored a number of peer-reviewed publications and holds a patent in oil and gas technology. Mr. Sparks is a member of the Sunrise Rotary and the Downtown Exchange Club. He is a graduate of Mississippi State University with a degree in Petroleum Engineering. He is also a Bagley College of Engineering Distinguished Fellow at Mississippi State University.

Michael G. Stewart Age 63 Director since 2016 Lead Independent Director Committees: Compensation Ethics, Nominating and Corporate Governance

The Board believes that Mr. Stewart’s legal background and extensive knowledge of healthcare, legal and corporate governance and addressing various healthcare issues, make him a valued advisor and highly qualified to serve as a member of our Board of Directors.

Mr. Stewart is presently a private investor. He served as Executive Vice President, General Counsel and Secretary of the Company from 2005 – 2010. Mr. Stewart formerly worked with law firms Berkowitz, Lefkovits, Isom & Kushner (now Baker Donelson) and Constangy, Brooks & Smith, having a law practice that encompassed corporate, healthcare, litigation, employment and labor. Mr. Stewart also served as Vice President and General Counsel of Complete Health Services, Inc. (later, United Healthcare of the South). Throughout his professional career, he has provided private consulting services to physician groups and other healthcare providers. Additionally, Mr. Stewart is the author of four novels that have been published by G.P. Putnam’s Sons and Random House. He is a graduate of Auburn University with a Bachelor of Science degree in Business Administration with an emphasis in Information Systems and received his Juris Doctorate degree from the Cumberland School of Law at Samford University.

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C. Reynolds Thompson, III Age 56 Director since 2016 Committees: Audit Compensation Ethics, Nominating and Corporate Governance (Chair)

The Board believes that Mr. Thompson’s significant executive experience and deep understanding of all aspects of real estate investment trusts make him a valued advisor and well qualified to serve as a member of our Board of Directors.

Mr. Thompson has served as Chairman and Chief Investment Officer of Select Strategies Realty of Cincinnati, a privately held real estate investment company that specializes in the development, acquisition, management and leasing of retail and mixed-use real estate in the Midwestern and Southeastern U.S. since 2014. Select has sponsored retail investments totaling in excess of $100 million and provided management and leasing services for over four million retail square feet. Founded in 2005, the firm has 10 offices along with its Cincinnati headquarters. The company manages and leases retail assets in nine states as well as office and multifamily assets in Ohio and Kentucky. Prior to joining Select, Mr. Thompson was President and Chief Financial Officer (1997 – 2013) of Colonial Properties Trust, a $4 billion publicly traded REIT with a portfolio of multifamily, office, retail and mixed-use assets. During a 16-year career with Colonial, he also served as CEO, COO and CIO. He has extensive public company management, operating and investment experience having raised $950 million in equity, $2.5 billion in debt and completed acquisitions totaling $3 billion. Mr. Thompson worked in acquisitions and due diligence for Carr America Realty Corporation, a then publicly traded REIT. Mr. Thompson began his career as a commercial lending officer at SunTrust Bank. Mr. Thompson holds a Bachelor of Science degree with Special Attainments in Commerce from Washington and Lee University. Mr. Thompson is a member of the Board of Visitors of the Culverhouse College of Business at the University of Alabama. He previously served on the Board of Governors of the National Association of Real Estate Investment Trusts, and the Board of Directors of the Birmingham Business Alliance and United Way of Central Alabama.

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Governance Information Regarding Our Board of Directors

Annual Election of Directors

Our Board members stand for election each year. They serve until the next annual meeting or until their respective successors are elected and qualified, subject to their prior resignation, retirement, death, disqualification, or removal from office. We do not have a classified board and our charter bars us, absent the approval of our stockholders, from adopting the Maryland Unsolicited Takeover Act, which, among other things, permits the board of directors of a Maryland corporation to classify itself without a stockholder vote. We maintain a majority vote standard and director resignation policy for uncontested director elections.

Independent Directors

A majority of our Board and each of our audit, compensation and nominating committees is comprised of directors who qualify as independent as defined by the New York Stock Exchange (the “NYSE”). Each year we affirmatively determine that each director deemed independent by the NYSE’s definition has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). The Board of Directors has determined that five of the director nominees—G. Steven Dawson, Elizabeth N. Pitman, D. Paul Sparks, Jr., Michael G. Stewart and C. Reynolds Thompson, III—have no relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of our Board, and that they otherwise qualify as “independent” under the NYSE’s listing standards.

Independent Board Leadership

Two of Medical Properties Trust’s founders serve as members of the Board of Directors. Studies regularly show that founder-led companies outperform their peers[i]. We are therefore fortunate not to have to rely exclusively on governance mechanisms to ensure that our Board exercises robust, effective, and independent leadership.

We preserve the benefits that founder-led companies enjoy by maintaining our founder, Mr. Aldag, as Chairman and Chief Executive Officer. That dynamic is of particular importance in a founder-led company like ours, though we regularly review this structure and its alternatives.

We supplement our Board’s independence with a Lead Independent Director, currently Mr. Stewart, to whom the Board has given substantial powers and authorities. Our Lead Independent Director presides at all meetings of the Board at which the Chairman is not present and at all executive sessions of the independent directors. He serves as principal liaison between the Chairman and the independent directors, advising the Chairman on the quality, quantity and timeliness of the information presented to the Board. He advises the Chairman on the agendas for Board meetings and calls meetings of the independent directors if deemed necessary or appropriate. The Lead Independent Director also oversees the annual self-evaluation of the Board. The Board can also, at its discretion, add to the Lead Independent Director’s responsibilities.

We believe there are risks in relying exclusively on independent board chairs or lead independent directors for board independence. We therefore value—and have—strong independent committee chairs on our Board. We also believe that our founder-led culture enables robust and honest interactions from all of our Board members, each of whom brings important and diverse skill sets to their jobs. Finally, the Board completes an annual board self-evaluation process that is instituted by our Lead Independent Director and presented to the full Board.

[i] See, Chris Zook, “Founder-Led Companies Outperform the Rest—Here’s Why” in Harvard Business Review, March 24, 2016.

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Risk Oversight

Our Board of Directors plays a central role in overseeing and evaluating risk. While it is management’s responsibility to identify and manage our exposure to risk on a day-to-day basis, the Board routinely discusses these risks with management and actively oversees our risk-management procedures and protocols. The Board regularly receives reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. In addition, each of the Audit Committee, the Compensation Committee and the Ethics, Nominating and Corporate Governance Committee exercise oversight and provides guidance relating to the particular risks within the purview of each committee, as well as making periodic reports to the full Board. Our Board of Directors also oversees risk by means of the required approval by our Board of significant transactions and other decisions, including material acquisitions or dispositions of property, material capital markets transactions, significant capital improvement projects and important employment-related decisions.

Board Committees and Meetings

Our Board of Directors and our Board’s four standing committees hold regular meetings. In 2018, the Board of Directors met five times; the Audit Committee met five times; the Ethics, Nominating and Corporate Governance Committee met two times; the Compensation Committee met three times; and the Investment Committee did not meet but approved two small investments via written consent. All other acquisitions were approved by the full Board. In 2018, all directors attended at least 75% of the total number of meetings of the Board and the committees on which he or she served.

The Board of Directors regularly meets in executive session without any non-independent directors present. Mr. Stewart has been designated as the Lead Independent Director and in that capacity presides at these executive sessions. Mr. Stewart may be contacted directly by stockholders at mstewart@mpt.net. The directors of the Company are encouraged to attend our annual meeting of stockholders absent cause. All directors of the Company holding their position at the time of the meeting attended our 2018 annual meeting of stockholders.

Committees of the Board of Directors

The Board of Directors delegates certain of its functions to its standing committees.

Audit Committee

G. Steven Dawson Chairman D. Paul Sparks, Jr. C. Reynolds Thompson, III

The Board of Directors has determined that each member of the Audit Committee is financially literate and satisfies the additional NYSE independence requirements for audit committee members, and that Mr. Dawson and Mr. Thompson each qualifies as an “audit committee financial expert” under current Securities and Exchange Commission (“SEC”) regulations. The Board of Directors has also determined that service by Mr. Dawson and Mr. Thompson on other public companies’ audit committees has not impaired their abilities to effectively serve on our Audit Committee.

The Audit Committee oversees (i) our accounting and financial reporting processes, (ii) the integrity and audits of our financial statements, (iii) our compliance with legal and regulatory requirements, (iv) the qualifications and independence of our independent auditors, and (v) the performance of our internal and independent auditors. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is posted on our website at www.medicalpropertiestrust.com. The information on our website is not part of this Proxy Statement. The report of the Audit Committee appears on page 13 of this Proxy Statement.

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Compensation Committee

D. Paul Sparks, Jr. Chairman Michael G. Stewart C. Reynolds Thompson, III

Pursuant to the NYSE listing standards, in determining the independence of the directors serving on the Compensation Committee, our Board of Directors considered all factors specifically relevant to determining whether a director has a relationship to us which is material to that director’s ability to be independent from our management in connection with the duties of a Compensation Committee member, including, but not limited to, such director’s source of compensation and whether such director is affiliated with us, one of our subsidiaries, or an affiliate of one of our subsidiaries. Based on these factors, the Board determined that all of the Compensation Committee members are independent.

The principal functions of the Compensation Committee are to evaluate the performance of our executive officers, review and approve the compensation for our executive officers, and review, administer and make recommendations to the full Board of Directors regarding our incentive compensation plans and equity-based plans. The Compensation Committee also reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and approves the Chief Executive Officer’s compensation. The Compensation Committee makes all compensation decisions with respect to the Chief Executive Officer and all other executive officers. The Chief Executive Officer is frequently asked to provide the Compensation Committee with the information it needs to perform these functions as well as to provide input and insights regarding each executive officer’s performance other than his own. The specific functions and responsibilities of the Compensation Committee are set forth in more detail in the Compensation Committee’s Charter, a copy of which is posted on our website at www.medicalpropertiestrust.com. The report of the Compensation Committee appears on page 29 of this Proxy Statement.

In 2018, the Compensation Committee engaged Gressle & McGinley, a nationally recognized compensation consultant. Gressle & McGinley assisted the Compensation Committee in determining the amount and form of executive compensation. The Compensation Committee also considered information presented by Gressle & McGinley when reviewing the appropriate types and levels for the Company’s non-employee director compensation program. Information concerning the nature and scope of Gressle & McGinley’s assignments and related disclosure is included in “Compensation Discussion and Analysis” beginning on page 15 of this Proxy Statement. The Compensation Committee has assessed the independence of Gressle & McGinley, as required under the NYSE listing rules. The Compensation Committee has also considered and assessed all relevant factors including, but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that could give rise to a potential conflict of interest. Based on this review, the Compensation Committee has determined that Gressle & McGinley is independent and that their work has not raised any conflicts of interest.

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Ethics, Nominating and Corporate Governance Committee

C. Reynolds Thompson, III Chairman Elizabeth N. Pitman Michael G. Stewart

The Ethics, Nominating and Corporate Governance Committee is responsible for, among other things, recommending the nomination of qualified individuals to become directors to the full Board of Directors; recommending the composition of the Board’s committees to the full Board of Directors; periodically reviewing the performance and effectiveness of the Board of Directors as a body; and periodically reviewing our corporate governance guidelines and policies. The specific functions and duties of the Committee are set forth in its charter, a copy of which is posted on our website at www.medicalpropertiestrust.com.

The Ethics, Nominating and Corporate Governance Committee will consider all potential candidates for nomination for election as directors who are recommended by the Company’s stockholders, directors, officers, or employees. All director recommendations must be made during the time periods provided and must provide the information required by Article II, Section 2.03 of the Company’s Second Amended and Restated Bylaws. All director recommendations should be sent to the Ethics, Nominating and Corporate Governance Committee, c/o Secretary, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. The Committee will screen all potential director candidates in the same manner, regardless of the source of their recommendation. The Committee’s review will typically be based on the written materials provided with respect to a potential director candidate. The Committee will evaluate and determine whether a potential candidate meets the Company’s minimum qualifications and requirements, whether the candidate has the specific qualities and skills for directors, and whether requesting additional information or an interview is appropriate. While the Committee considers different perspectives and skill sets when evaluating potential director candidates, the Committee has not established a formal policy regarding diversity in identifying candidates. The Committee nevertheless regularly reviews the composition of the Board as part of the annual self-evaluation process and seeks nominees who, taken as a whole, possess the experience and skills necessary for the effective functioning of the Board.

The Board of Directors has adopted the following minimum qualifications and specific qualities and skills for the Company’s directors, which will serve as the basis upon which potential director candidates are evaluated by the Ethics, Nominating and Corporate Governance Committee:

•  directors should possess the highest personal and professional ethics, integrity, and values;

•  directors should have, or demonstrate an ability and willingness to acquire in short order, a clear understanding of the fundamental aspects of the Company’s business;

•  directors should be committed to representing the long-term interests of our stockholders;

•  directors should be willing to devote sufficient time to carry out their duties and responsibilities effectively and should be committed to serving on the Board of Directors for an extended period of time; and

•  directors should not serve on more than three boards of public companies in addition to our Board of Directors.

The Ethics, Nominating and Corporate Governance Committee also takes into consideration the diversity of its Board, including breadth of experience and the ability to bring new and different perspectives to the Board.

The Ethics, Nominating and Corporate Governance Committee recommended the nomination of all seven of the incumbent directors for re-election to the Board of Directors. The entire Board of Directors approved such recommendation.

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Investment Committee

Edward K. Aldag, Jr. Chairman G. Steven Dawson R. Steven Hamner D. Paul Sparks, Jr.	The Investment Committee has the authority to, among other things, consider and take action with respect to all acquisitions, dispositions, developments, and leasing of healthcare facilities in which our aggregate investment is between $10 million and $50 million.

Governance, Ethics, and Stockholder Communications

Corporate Governance Guidelines. In furtherance of its goal of providing effective governance of the Company’s business and affairs for the long-term benefit of its stockholders, the Board of Directors has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are posted on our website at www.medicalpropertiestrust.com.

Code of Ethics and Business Conduct. The Company has adopted a Code of Ethics and Business Conduct, as approved by the Board of Directors, which applies to all directors, officers, employees, and agents of the Company and its subsidiaries. The Code of Ethics and Business Conduct is posted on our website at www.medicalpropertiestrust.com. We audit compliance with our Code of Ethics and Business Conduct Policy with each officer, director, and employee with a questionnaire that is required to be completed annually.

Proxy Access Bylaw Provisions. In 2017, we amended our bylaws to provide for “proxy access” for our stockholders. The proxy access provision permits a stockholder (or a group of up to 20 stockholders) that has owned at least 3% of our outstanding common stock for at least three years to nominate, and include in our proxy materials, up to the greater of two directors or 20% of the directors then in office; provided that the stockholders and the nominees satisfy the requirements specified in our bylaws.

Stockholder and Interested Party Communications with the Board. Stockholders and all interested parties may communicate with the Board of Directors or any individual director regarding any matter that is within the responsibilities of the Board of Directors. Stockholders and interested parties should send their communications to the Board of Directors, or an individual director, c/o Secretary, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. The Secretary will review the correspondence and forward any communication to the Board of Directors, or the individual director, if the Secretary determines that the communication deals with the functions of the Board of Directors or requires the attention of the Board of Directors or the individual director. The Secretary will maintain a log of all communications received from stockholders.

We will provide, free of charge, hard copies of our Annual Report to Stockholders, our Form 10-K, our quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Also available, free of charge, are hard copies of our Corporate Governance Guidelines, the charters of our Ethics, Nominating and Corporate Governance Committee, our Audit Committee, and our Compensation Committee, and our Code of Ethics and Business Conduct. All of these documents are also available on our website at www.medicalpropertiestrust.com.

10    Proxy Statement and Notice of 2019 Annual Meeting

The Audit Committee of our Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit our financial statements for the year ending December 31, 2019. PricewaterhouseCoopers LLP served as our independent registered public accounting firm during the year that ended December 31, 2018.

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Independent Auditor

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP (“PwC”) as the independent auditor to perform the audit of our consolidated financial statements for the year ending December 31, 2019. PwC, an independent registered public accounting firm, also performed the audit of our consolidated financial statements for 2018 and 2017. The Board of Directors has approved the appointment of PwC as the Company’s independent registered public accounting firm for 2019 based on the recommendation of the Audit Committee.

Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from our stockholders.

The Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent auditor. In addition to retaining the independent auditor to audit our consolidated financial statements, the Audit Committee may retain the independent auditor to provide other auditing services. The Audit Committee understands the need for our independent auditor to maintain objectivity and independence in its audits of our financial statements.

To help ensure the independence of the independent auditor, the Audit Committee has adopted a policy that all audit and non-audit services to be performed by its independent auditor must be approved in advance by the Audit Committee. The Audit Committee approved all services provided to us by PwC during the 2018 and 2017 calendar years.

The table below sets forth the aggregate fees billed by PwC for audit and non-audit services:

Fees	2018	2017

Audit Fees	$1,073,000	$1,073,000

Audit-Related Fees	-	-

Tax Fees	-	-

All Other Fees	-	-

Total	$1,073,000	$1,073,000

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements included in the annual report on Form 10-K, for the review of a company’s financial statements included in the quarterly reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax fees” are fees for tax compliance, tax advice, and tax planning; and “all other fees” are fees for any services not included in the first three categories.

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Audit Committee Report

The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is available on our website. The Board of Directors has determined that each committee member is independent within the meaning of the NYSE listing standards.

Management is responsible for the Company’s accounting and financial reporting processes, including its internal control over financial reporting, and for preparing the Company’s consolidated financial statements. PwC, the Company’s independent auditor, is responsible for performing an audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for expressing an opinion as to whether the Company’s consolidated financial statements are fairly presented in all material respects in conformity with generally accepted accounting principles in the United States of America (“GAAP”). In this context, the responsibility of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements.

In the performance of its oversight function, the Audit Committee reviewed and discussed with management and PwC the Company’s audited consolidated financial statements as of and for the year ended December 31, 2018. Management and PwC represented to the Audit Committee that the Company’s audited consolidated financial statements as of and for the year ended December 31, 2018, were prepared in accordance with GAAP. The Audit Committee also discussed with PwC the matters required to be discussed by the Statement of Auditing Standards No. 1301, as amended (“AS No. 1301”), as adopted by the PCAOB. AS No. 1301 sets forth requirements pertaining to the independent auditor’s communications with the Audit Committee regarding the conduct of the audit.

The Audit Committee received the written disclosures and the letter from PwC required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (“Rule 3526”). Rule 3526 requires the independent auditor to provide written and oral communications prior to accepting an initial engagement conducted pursuant to the standards of the PCAOB and at least annually thereafter regarding all relationships between the auditor and the Company that, in the auditor’s professional judgment, may reasonably be thought to bear on independence, and to confirm that they are independent of the Company within the meaning of the securities acts administered by the SEC. The Audit Committee discussed with PwC any relationships that may impact their objectivity and independence and satisfied itself as to the firm’s independence.

The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and, as such, rely without independent verification on the information provided to them and on the representations made by management and PwC. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting processes or appropriate internal controls and procedures designed to assure compliance with the accounting standards and applicable laws and regulations. Furthermore, the reviews and discussions of the Audit Committee referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the Company’s audited consolidated financial statements are presented in accordance with GAAP, or that PwC is, in fact, independent.

Based on the Audit Committee’s review and the discussions described above, and subject to the limitations on its role and responsibilities described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the year ended December 31, 2018, be included in the Company’s 2018 Annual Report on Form 10-K for filing with the SEC.

The foregoing report is provided by the undersigned members of the Audit Committee of the Board of Directors.

G. Steven Dawson (Chairman)	D. Paul Sparks, Jr.	C. Reynolds Thompson, III

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The Company asks that you indicate your support for our named executive officer compensation as described in the Compensation Discussion and Analysis (“CD&A”) and the accompanying tables and related disclosures beginning on page 15 of this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, is required pursuant to Section 14A of the Exchange Act. While the say-on-pay vote is advisory and therefore non-binding on the Company, the Board of Directors or the Compensation Committee, it gives our stockholders the opportunity to express their views on our named executive officers’ compensation. Our Board of Directors and Compensation Committee members take seriously and act upon these views. This vote is not intended to address any specific item of compensation but rather the overall compensation of our executive officers and the policies and practices described in this Proxy Statement. We conduct an annual, non-binding say-on-pay vote consistent with the recommendation of a majority of our stockholders expressed by vote at our 2017 annual meeting of stockholders.

The Board of Directors and the Compensation Committee will review the voting results of this advisory say-on-pay vote and take them into consideration when structuring future executive compensation arrangements. The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the 2019 Annual Meeting of Stockholders and entitled to vote on the proposal will be required for approval.

As we describe in further detail in the CD&A, we believe that the experience, abilities and commitment of our executive officers are unique in the business of investing in hospital real estate, and are therefore critical to the long-term achievement of our investment goals. Accordingly, the primary objectives of our executive compensation program are to retain our key leaders, attract future leaders and align our executives’ long-term interest with the interests of our stockholders. The Board of Directors encourages you to carefully review the information regarding our executive compensation program contained in this Proxy Statement.

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Executive Summary

Highlights/Key Takeaways

69% of CEO total compensation is variable*	97%, 94%, 96% of shares voted in favor of our executive compensation in 2018, 2017 and 2016, respectively	80% of annual cash bonus based upon rigorous formulaic metrics

Our Compensation Policies Follow Stockholder Guidance

Strong approval of our recent say-on-pay votes. Approximately 97% of the shares present and entitled to vote at our 2018 annual meeting were cast in favor of the 2018 say-on-pay proposal, with 94% and 96% voting in favor of the proposal in 2017 and 2016, respectively. In order to assure our stockholders that they are fully informed about our executive compensation policies we offer in-person and telephonic stockholder meetings to describe the details of these policies. These meetings are led by our Compensation Committee chair or our Lead Independent Director and are not attended by our CEO. In each of the last three years, we had such discussions with between 40% and 50% of our stockholders, and we remain committed to this high level of transparency concerning executive compensation, governance, diversity and other subjects important to stockholders of contemporary public companies.

Our Pay for Performance Plan Continues to Evolve

We believe that our current executive compensation program represents a balanced, strategically-aligned structure, appropriately focused on pay-for-performance as demonstrated by the following:

•

Compensation Program Design. We continue to proactively monitor and review our compensation program in an effort to ensure that it reflects best practices, takes into account the views of our stockholders and ties significant components of pay to performance. Our stockholder outreach efforts are indicative of our proactive approach.

*	Excludes the off-cycle time-based stock award for exceptional 2018 performance – discussed in more detail on page 23.

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•

Significant Equity Compensation Linked to Both Operational and TSR Performance. In 2018, a significant portion of the long-term incentive equity granted to our named executive officers (“NEOs”) was earned based on achievement of pre-determined one-year and three-year operational performance metrics of return on equity (“ROE”), earnings before interest, taxes, depreciation and amortization (“EBITDA”) and acquisitions, all of which were subject to the total shareholder return (“TSR”) modifier.

•

Significant Variable Pay Linked to Performance for our CEO. For 2018, approximately 69.4% of our CEO’s total direct compensation (excluding perquisites and the off-cycle time-based stock award) was variable pay subject to the achievement of meaningful Company and individual performance goals. Of total direct compensation, approximately 46.3% of our CEO’s 2018 compensation reflected at-risk compensation earned based on the achievement of one-year and three-year operational performance metrics, subject to a relative TSR modifier (see “CEO Pay Mix” below for a detailed breakdown of CEO 2018 compensation elements).

•

Use of Formulaic Cash Bonus Program. 80% of each NEO’s annual cash bonus is tied to rigorous and objectively measured performance goals. The Board established rigorous targets early in 2018 that were based on the 2018 business plan that it had adopted and disclosed publicly. This plan contained targets related to normalized funds from operations (“FFO”) per share, debt to EBITDA ratio, and general and administrative expense (“G&A”) as a percent of revenue.

2018 Financial and Operational Successes:

25% One-year TSR	337% Growth in Net Income per share	$720M Gains on asset sales in 2018	6 Consecutive years of dividend increases

Compensation Improvements We Have Made in the Last Several Years in Response to Stockholder Feedback:

Cash Compensation:

•	Reduced the maximum multiple of base salary that the CEO is eligible to earn as annual cash incentive.

•	Streamlined the number of objective annual cash incentive measures, and designed each metric to be objectively measureable and rigorous.

•	Preserved the rigor of the performance measures for annual cash incentives and improved the description of each measure’s rationale and benefit to stockholders.

•	Reduced the discretionary portion of annual cash incentives from 35% to 20%.

Equity:

•	Set performance-based metrics for equity grants.

•	Restructured the performance-based equity to balance a short-term and long-term operational focus with both short-term and long-term relative TSR performance goals, predicated on the assumption that short-term operational success is key in driving long-term stockholder value.
•	In 2018, granted three separate long-term equity awards, two on-cycle awards and one off-cycle award. The two on-cycle awards consisted of (i) a performance-based grant tied directly to one-year and three-year operational performance through measurement of ROE, EBITDA and acquisitions, all of which are subject to a relative TSR modifier over the respective performance periods, and (ii) a time-based restricted stock award vesting ratably over a three-year period, which further promotes alignment with Company share price and retention. The off-cycle award was made in December 2018 in recognition of the Company’s well-timed strategic transactions and exceptional performance in TSR; the off-cycle grants will vest ratably over a three-year period and will also promote alignment with Company share price and retention.

•	Adopted a forward-looking long-term incentive methodology so that all equity grants awarded in the beginning of each calendar year are for that calendar year. This was an important distinction as there was a perceived disconnect between our long-term performance-based awards and our time-based awards granted in close proximity to each other.

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•	Eliminated the two-year carry forward provisions on the annual performance-based restricted stock awards granted.

Governance:

The Board of Directors has adopted policies that:

•	Prohibit the pledging of our stock by NEOs, directors and employees.

•	Prohibit hedging activities by our NEOs, directors and employees.

•	Implemented a clawback policy that applies to cash and equity compensation.

•	Established executive stock ownership guidelines, including a minimum of 6 times base salary for the CEO.
•	Refined the peer group identification methodologies resulting in peer companies closer in size and operating characteristics to those of the Company.

•	Maintained provisions in the compensation program precluding post-retirement benefits, significant perquisites and executive retirement plans.

•	Committed to no future employment agreements with multi-year evergreen, single trigger change in control and excise tax gross-up provisions. There have been no such provisions included in any Company contracts since 2003.

2018 Chief Executive Officer Pay Mix—Total Direct Compensation

Pay mix is based on total direct compensation, which includes base salary, annual cash incentive (paid in 2019 for 2018 performance), grant date fair value of operational metric awards (ROE, EBITDA and acquisitions), subject to a relative TSR modifier, and the time-based restricted stock award, all granted in early 2018 for 2018, based upon the value as calculated by an independent appraiser (as disclosed in the Summary Compensation Table and Grant of Plan Based Awards Table). The chart below excludes the off-cycle time-based restricted stock award in December 2018 for exceptional 2018 performance.

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Compensation Philosophy, Design and Process

Virtually every company says it uses pay to drive and reward performance. We do as well. But doing this for a public company in a broad, ever-changing sector whose shares are held by individuals and institutions with diverse time horizons and risk tolerances, requires us to balance many considerations.

•

We place significant value on tying compensation to stockholders’ long-term returns. However, because we can neither wait for the long-term to arrive before compensating our people, nor incentivize a risky swing-for-the-fences strategy, we value stable base salaries that also play recruiting and retention roles.

•

We value the clarity of formulas that tie compensation to stockholder returns in the long-term. However, because stockholder returns are affected by factors beyond management’s control, we also use pay elements tied to individual and business achievements. In 2018, our annual cash and long-term equity-based awards helped play this role.

•	We understand that our stockholders value equity-based compensation to align our executives’ interests with those of our stockholders.

•

Finally, we balance an interest in compensating success only after a project is completed or a strategy is implemented with a need to deter over-focusing on shorter-term projects and strategies with shorter-term payouts.

WHAT WE DO

✓	DO align pay and performance by linking executive compensation to the achievement of rigorous pre-established performance metrics.

✓	DO maintain a mixture of short, medium and long-term incentive measures.

✓	DO base a portion of equity compensation on performance-based measures.

✓	DO use rigorous and objective Company performance metrics to determine 80% of annual cash incentives.

✓	DO require significant share ownership for executives, including 6x base salary ownership for the CEO and 4x base salary ownership for the other NEOs.

✓	DO have a clawback policy that allows the Board to recover cash and equity incentive compensation in the event of a financial restatement.

✓	DO provide caps on awards for NEOs under our short-term and long-term incentive plans.

✓	DO allow the Compensation Committee to engage an independent compensation consultant to advise on executive compensation matters.

WHAT WE DO NOT DO

X	DO NOT permit hedging of shares by the NEOs or Board members.

X	DO NOT permit NEOs or Board members to pledge shares as equity.

X	DO NOT base incentive compensation on a single performance metric.

X	DO NOT permit the repricing of any stock options or stock appreciation rights, if ever granted, without stockholder approval.

X	DO NOT provide executive officers with pensions or other retirement benefits other than a 401(k) plan.

X	DO NOT provide post-retirement benefits, significant perquisites or executive retirement plans.

X	DO NOT since 2003, enter into employment agreements with multi-year evergreen, single-trigger change in control or excise tax gross-up provisions.

X	DO NOT permit the buyout of underwater appreciation awards without shareholder approval.

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Elements of Pay

Base Pay

Historically, the Compensation Committee reviews base salaries annually but approves increases only triennially. Consistent with this, we increased NEO base salaries in 2012 and then not again until 2015. Base salaries were increased slightly in 2018 to be more in line with our peer group.

Our approach to base pay is to provide a fixed amount to promote recruitment and retention, and reflect individual experience, performance, internal pay equity and peer-group comparisons. The following chart sets forth 2018 base salaries for our NEOs.

Named Executive Officer	2018 Base Salary

Edward K. Aldag, Jr.	$1,000,000

R. Steven Hamner	$600,000

Emmett E. McLean	$550,000

Annual Cash Bonus Plan

In 2018, all executive officers were eligible for an annual cash incentive bonus subject to the achievement of specified pre-determined performance goals.

Each NEO has a set threshold, target and maximum annual cash incentive bonus, each expressed as a percentage of base salary. The CEO’s maximum bonus percentage is 225% of base salary and the maximum annual cash incentive bonus for each of our other NEOs is 175% of base salary.

The Compensation Committee develops targets for the Annual Cash Bonus Plan to incentivize management to execute near-term transactions and strategies that are expected to result in long-term achievement of profitable growth and balance sheet strength. The Compensation Committee uses stringent measures to set each target, generally based upon our publicly disclosed guidance.

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The following table sets forth the components for the Annual Cash Bonus Plan for 2018, the weighting of each such component, and 2018 results. The Compensation Committee established the following performance metrics such that our NEOs earn more than the target amounts only when they generate results for our stockholders that significantly exceed historic and publicly disclosed targets.

Performance Metric	Weighting	Threshold	Target	Maximum	2018 Results

Normalized FFO Per Share Growth Encourages focus on profitability as measured by the most frequently used REIT earnings measurement on a per share basis; mitigates the risk of non-profitable acquisitions or other low quality growth.	50%	$1.35	$1.42	$1.46	$1.46*

The Compensation Committee established the target at the midpoint of the estimated range of normalized FFO that we publicly disclosed in early 2018. This stringent target represented a 5.2% increase over the 2017 results. Primarily due to immediately accretive acquisitions of new hospital investments, active management designed to maximize earnings from existing investments and successful cost control, we exceeded the already stringent normalized FFO target. After adjustments for Board-approved strategic transactions (that resulted in gains on sales of more than $700 million), we achieved normalized FFO of $1.46 per share.

Debt/EBITDA Ratio Motivates management to execute plan to reduce leverage and maintain a strong balance sheet.	20%	5.7x	5.5x	5.3x	5.26x*

The 5.5x target ratio of net debt to EBITDA was established based on our historical strategies and debt levels as publicly disclosed during recent years. We exceeded the maximum debt / EBITDA goal because we successfully recycled capital through a series of asset sales and other strategic transactions that generated substantial amounts of cash proceeds that we used to reduce debt and increase cash liquidity.

G&A as a Percentage of Revenue Awards management for keeping costs, including those relating to their compensation, low relative to the Company’s revenue and maintaining a strong balance sheet.	10%	9.50%	9.00%	8.50%	7.8%*

The Compensation Committee increased the stringency of the G&A target to 9.0% from 9.5% in 2017. Due to highly successful acquisition activities and growing returns from our investments, along with a strong focus on costs relative to revenue, we continued successfully reducing this important measure.

Qualitative Performance Review Represents indicators of the executive’s success in fulfilling his responsibilities to the Company and in executing its strategic business plan.	20%	N/A	N/A	N/A	Maximum

In 2018, we achieved historic results, including sector leading TSR, gains on sales exceeding $700 million (approximately $2.00 per diluted share), more than $1.5 billion in transaction proceeds, market validation of our inherent portfolio value and creation of our largest active acquisition pipeline ever.

*	As adjusted.

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Cash Compensation Comparison

As reflected in the table below, the total cash compensation of the NEOs increased in 2018 due to the increased base salary, increase to the maximum potential bonus as a percentage of base salary, and in light of the successful performance with respect to all components of the bonus plan.

Executive	2017			2018			% Change
	Base Salary	Cash Bonus	Total	Base Salary	Cash Bonus	Total

Edward K. Aldag, Jr.	$950,000	$1,900,000	$2,850,000	$1,000,000	$2,250,000	$3,250,000	14%

R. Steven Hamner	575,000	862,500	1,437,500	600,000	1,050,000	1,650,000	15%

Emmett E. McLean	525,000	787,500	1,312,500	550,000	962,500	1,512,500	15%

Annual Equity Awards

In 2015 and prior years, the Company had an annual equity award plan pursuant to which the Compensation Committee would make annual grants of time-based and performance-based restricted stock, with the value of the equity awarded determined based on an evaluation of prior year performance. For example, the awards made in early 2015 were made based on an evaluation of 2014 performance.

In 2016, the Compensation Committee adjusted the equity granting practice, making grants on a prospective, or forward-looking basis, as opposed to retrospectively, as had been practice in the past. As such, in 2016, the Compensation Committee granted time-based equity for retention and long-term performance based equity that was earned based on performance over the 2016—2018 period. This resulted in a decrease in year-over-year pay for our NEOs as reported in the Summary Compensation Table below.

In 2017, the Compensation Committee adjusted the annual equity awards, adding performance-based equity that vests based on short-term operational metrics and relative TSR. There were two separate components to the one-year performance 2017 equity grants, (i) one-year operational performance, measured based on G&A as a percentage of revenue and ROE and (ii) one-year relative TSR performance as compared to the SNL US REIT Healthcare Index. Both the one-year operational performance and the relative TSR shares are subject to additional time-based vesting following the performance period, with one-third vesting at the end of each of 2017, 2018 and 2019.

In 2018, the Compensation Committee made two adjustments to the annual equity awards. The first adjustment restructured the performance-based equity by adding an additional operational metric and shifting relative TSR to a modifier, while also lengthening the performance period for the majority of the award. The 2018 performance-based equity can be earned based on both one-year and three-year ROE, EBITDA and acquisitions goals, and is also subject to a modifier based on one-year and three-year relative TSR performance as compared to the SNL US REIT Healthcare Index. The relative TSR modifier can increase/decrease the award up to 25% (multiplicative). The second adjustment to the annual equity awards was the reintroduction of time-based equity to promote alignment with Company share price and retention.

The following chart provides the target number of shares subject to one-year and three-year performance periods for our NEOs in 2018, as well as the aggregate grant date fair value of such awards.

	Target Number of ROE Shares (#)	Target Number of EBITDA Shares (#)	Target Number of Acquisition Shares (#)	Aggregate Grant Date Fair Value ($)

Edward K. Aldag, Jr.	127,287	127,287	63,644	$4,502,785

R. Steven Hamner	63,644	63,644	31,821	2,251,392

Emmett E. McLean	57,279	57,279	28,640	2,026,252

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The following chart outlines the performance hurdles set by the Compensation Committee for each of these performance-based awards.

	One-Year and Three-Year ROE	One-Year EBITDA (in millions)	Year Ending 2020 EBITDA (in millions)	One-Year Acquisitions (in millions)	Three-Year Acquisitions (in millions)	One-Year and Three- Year Relative TSR vs. the SNL US REIT Healthcare Index

Maximum	13.5%	$760	$825	$1,000	$3,000	75th Percentile

Target	13.0%	740	800	750	2,250	55th Percentile

Threshold	12.5%	720	775	500	1,500	35th Percentile

At the end of the one-year performance period, the operational metrics are measured and for target performance above, one-third of 100% of the target number of shares vest. For performance at threshold and maximum, one-third of 50% and 200% of the target number of shares vest. Once the number of earned shares through the achievement of operational metrics has been determined, then relative TSR performance is measured and increases/decreases the number of shares earned by up to +/-25% (multiplicative) at threshold and maximum, respectively. The number of earned shares would not be adjusted for relative TSR performance at target. For example, if the number of shares subject to operational metrics was achieved at maximum and the relative TSR modifier was also achieved at maximum, the number of earned shares (as a percentage of target) would be 200% x 125% = 250% total. For the three-year performance period, the determination of the number of shares earned is calculated in the same fashion as the one-year period (other than measurement against the three-year metrics), providing the opportunity for up to 200% of the target shares to vest, however, the total earned award before the relative TSR modifier cannot exceed the maximum number of shares (200% of target). All measurements in both the one- and three-year performance period are subject to linear interpolation.

In addition to the performance-based equity awards, in early 2018 the Compensation Committee also granted time-based shares that vest ratably over three years. The following chart provides the number of shares that were granted to each of our NEOs in 2018, as well as the grant date fair value of such awards.

	Annual Time-Based Shares (#)	Grant Date Fair Value ($)

Edward K. Aldag, Jr.	156,986	$1,982,733

R. Steven Hamner	78,493	991,367

Emmett E. McLean	70,644	892,234

In summation, the 2018 annual equity awards were designed with an equally balanced short-term and long-term operational and relative TSR focus that will incentivize management to focus on operational success and performance relative to comparable healthcare REITs in the immediate term, while also aligning management with stockholders and incentivizing long-term growth and stockholder value creation objectives.

The overall magnitude of equity compensation for the NEOs (both annual and long-term equity awards) was determined based on a review of Company performance, individual performance, and peer compensation levels provided in the benchmarking materials from our compensation consultant. We do not target a specific percentile of peer compensation levels when determining the size of equity awards.

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Off-Cycle Time-Based Equity Award

In December 2018, the Compensation Committee made an additional equity grant, outside of the annual cycle, to each of our NEOs to recognize management for the extraordinary value created for stockholders during the year (as evidenced by well-timed and highly profitable strategic transactions and the 25% TSR in 2018). These awards vest ratably over a three-year period and are not intended to be part of the annual grant structure going forward.

The following chart provides the number of shares subject to off-cycle awards that were granted to each of our NEOs in 2018, as well as the grant date fair value of such awards.

	Off Cycle Time- Based Shares (#)	Grant Date Fair Value ($)

Edward K. Aldag, Jr.	211,098	$3,369,124

R. Steven Hamner	105,549	1,684,562

Emmett E. McLean	94,994	1,516,104

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Compensation Review Process

Role of the Compensation Committee

Pursuant to its charter, the Compensation Committee is responsible for designing our executive compensation plans, establishing compensation levels, and measuring the performance of our NEOs. The Compensation Committee, which consists of three independent directors, is responsible for the review and approval of all aspects of our executive compensation program. Among other duties, the Compensation Committee is responsible for the following:

•	Reviewing and approving, on an annual basis, the corporate incentive goals and objectives relevant to the annual cash bonus plan and performance-based equity awards;

•	Evaluating the performance of our executive officers in light of these goals and objectives;

•	Evaluating the competitiveness of each executive officer’s total compensation package relative to what other publicly traded and private equity-backed real estate investors may offer; and

•	Approving any changes to our executives’ total compensation package, including, but not limited to, base salary, annual and long-term incentive award opportunities and payouts, and retention programs.

In order to assist the Compensation Committee to design, establish and monitor our executive compensation plans, the Compensation Committee has engaged an independent executive compensation consultant, as described below.

Role of the Compensation Consultant

In 2018, the Compensation Committee retained Gressle & McGinley, LLC, a nationally recognized compensation consulting firm (the “Compensation Consultant” or “Gressle & McGinley”). The Compensation Consultant was engaged by and reports directly to the Compensation Committee. Upon the request of the Compensation Committee, a representative of Gressle & McGinley attended meetings of the Compensation Committee and communicated with the Chairman of the Compensation Committee between meetings; however, the Compensation Committee makes all decisions regarding the compensation of our executive officers.

The Compensation Consultant provides various executive compensation services to the Compensation Committee pursuant to a written consulting agreement between the Compensation Committee and the Compensation Consultant. Generally, these services include, among others, (i) advising the Compensation Committee on the principal aspects of our executive compensation program and director compensation program and evolving industry practices; (ii) presenting information to assist the Compensation Committee in determining the appropriate peer group to be used to evaluate the competitiveness of our compensation program; (iii) providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to our performance; and (iv) preparing recommendations based on the Company’s performance, current market trends and corporate governance matters. The Compensation Committee recognizes that it is essential to receive objective advice from its outside compensation consultant. The Compensation Committee has determined, based on a review of relevant factors, that Gressle & McGinley is independent and that their work has not raised any conflict of interests. The Compensation Committee also closely examines the safeguards and steps that Gressle & McGinley takes to ensure that its executive compensation consulting services are objective. The Compensation Committee takes the following factors into consideration:

•	The Compensation Committee directly hired and has the authority to terminate Gressle & McGinley’s engagement for executive compensation related services.

•	The Compensation Committee solely determined the terms and conditions of Gressle & McGinley’s engagement for compensation related services, including the fees charged.

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•	Gressle & McGinley is engaged by and reports directly to the Compensation Committee for all executive compensation services.

•	Gressle & McGinley has direct access to members of the Compensation Committee during and between meetings.

Role of the Chief Executive Officer

Although all executive compensation determinations are made by the Compensation Committee, the CEO is frequently asked to provide the Compensation Committee information to assist it in evaluating and determining executive compensation and to provide input and insights regarding each executive officer’s performance, other than his own.

Say-On-Pay Results

At our 2018 annual meeting, approximately 97% of shares cast were voted in favor of our Say-on-Pay vote. While this vote is advisory and not binding on our Company, our Compensation Committee and Board value the opinions of our stockholders and consider the voting results when making executive compensation decisions. Over the past few years, we have met with a large number of our stockholders to solicit input on our executive compensation program and, as a result of those meetings, have made improvements to our executive compensation program as highlighted in this proxy statement.

Peer Groups

In addition to its roles in aligning executives’ interests with achieving our strategic goals and providing returns to stockholders, we use compensation to promote important recruiting, promotion and retention goals. To help us further these goals, we compare each element of our compensation to a carefully assembled peer group with whom we compete for talent and business opportunities, among other things, but do not aim to meet a particular percentile of the peer group. In 2018, our Compensation Committee approved a peer group comprised of:

•	REITs that primarily invest in healthcare and/or medical property assets (Alexandria, HCP, Healthcare Realty Trust, Healthcare Trust of America, Omega and Sabra);

•	Specialty REITs that require management to have knowledge of tenant operations (CyrusOne, EPR, Gambling and Leisure Properties, Iron Mountain and Uniti Group);

•

Hospital companies that are comparable to the Company in terms of knowledge and skills necessary for the executive team to effectively manage the Company and its facilities (Encompass Health, Lifepoint and Select Medical Holdings);

•	Triple-net lease REITs that enter into long-term leases with operators (Hudson Pacific and National Retail); and

•	Appropriately sized REIT in the same geographic region (Regency Centers Corp.).

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The 2018 peer group is composed of the same companies that were in our 2017 peer group, with the exceptions of the addition of Iron Mountain Incorporated (a specialty REIT of appropriate size), and the removal of Gramercy Property Trust from the 2017 peer group due to its acquisition in 2018. The following table provides key information about our 2018 peer group as of December 31, 2018.

Company(1)	Implied Equity Market Cap(2)	Total Enterprise Value(2)	Total Assets(3)	Sector	Properties Outside of the U.S.	Triple Net-Leased Properties

Alexandria Real Estate Equities, Inc.	$12,793.0	$18,887.8	$14,465.0	Office/Specialty	Yes	Yes

CyrusOne Inc.	5,706.3	8,384.2	5,592.5	Specialty	Yes	No

Encompass Health Corporation	6,103.8	9,089.7	5,175.0	Health Care	No	No

EPR Properties	4,760.5	8,012.5	6,131.4	Diversified	Yes	Yes

Gaming and Leisure Properties, Inc.	6,921.2	11,207.6	8,577.3	Casino	No	Yes

HCP. Inc.	13,521.3	20,633.0	12,718.6	Health Care	Yes	Yes

Healthcare Realty Trust, Inc.	3,562.9	4,897.7	3,191.2	Health Care	No	No

Healthcare Trust of America, Inc.	5,294.0	7,684.8	6,188.5	Health Care	No	Yes

Hudson Pacific Properties, Inc.	4,482.1	7,228.4	7,070.9	Office	No	Yes

Iron Mountain Incorporated*	9,351.0	17,498.4	11,852.2	Specialty	Yes	No

LifePoint Health, Inc.(4)	N/A	N/A	N/A	Health Care	No	No

National Retail Properties, Inc.	7,834.5	11,007.9	7,103.4	Other Retail	No	Yes

Omega Healthcare Investors, Inc.	7,418.8	11,997.3	8,590.9	Health Care	Yes	Yes

Regency Centers Corporation	10,021.6	13,727.9	10,944.7	Shopping Centers	No	No

Sabra Health Care REIT, Inc.	2,938.5	6,275.1	6,665.3	Health Care	Yes	Yes

Select Medical Holdings Corporation	2,076.3	6,162.5	5,964.3	Health Care	No	No

Uniti Group Inc.	2,875.8	7,645.4	4,592.9	Specialty	Yes	Yes

Medical Properties Trust, Inc.	$5,962.5	$9,309.4	$8,843.6	Health Care	Yes	Yes

Peer Group Median	$5,905.0	$8,736.9	$6,868.1

*	Represents a new peer.

1	All financial data in $ millions

2	Per SNL Financial; as of 12/31/2018 (with the exception of Encompass Health Corporation and Select Medical Holdings Corporation whose data was sourced from S&P Capital IQ).

3	Per S&P Capital IQ; as of last 12 month/most recently disclosed.

4	Acquired by Apollo and merged with RCCH HealthCare in October 2018; compensation data for LifePoint Health, Inc. was still up to date and relevant for comparative purposes.

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Other Aspects of Our Executive Compensation Program

Other Benefits

We maintain a 401(k) Retirement Savings plan and annually match 100% of the first 3% of pay contributed, plus 50% of the next 2% of pay contributed, to such plan by any employee (subject to certain tax limitations). We offer medical, dental, and vision plans, and pay the coverage cost under these plans for the NEOs and their families. Each of our NEOs has an employment agreement with us pursuant to which certain other benefits are provided to them. The material terms of each such employment agreement are set forth under “Employment Agreements with Named Executive Officers” below.

Practices with Regard to Equity Awards and Purchases and Sales of Shares

The Compensation Committee determines the number of shares underlying grants of restricted stock awards and the executive officers who will receive such awards. All NEOs must receive prior authorization for any purchase or sale of our common stock.

We have never granted stock options to our executive officers, and we have not granted any options since those granted to our initial directors in 2004.

Equity Ownership Guidelines

We believe that equity ownership by our directors and officers can help align their interests with our stockholders’ interests. To that end, we have adopted equity ownership guidelines applicable to our directors and to executive officers. While there are no penalties for failure to meet the ownership levels discussed below, we report ownership status to our Compensation Committee on an annual basis. Failure to meet the ownership levels, or show sustained progress towards meeting them, may result in payment to the directors and executive officers of future compensation in the form of equity rather than cash.

With respect to our executive officers, the guidelines require ownership of shares of our common stock, including vested and unvested common stock, within five years of becoming an executive officer with a value equal to the following multiple of his base salary:

Title	Multiple of Base Salary

Chairman, Chief Executive Officer and President	6x

Executive Vice Presidents (including CFO and COO)	4x

Our ownership guidelines also require ownership by each non-employee director of shares of our common stock, including vested and unvested common stock, with a value to at least three times the annual fee paid to such director. Each non-employee director must comply with the ownership requirement within a period of three years after he or she initially joins the Board, and must come back into compliance within three years in the event that he or she should fall short of this ownership requirement at any time. All of our non-employee directors and NEOs as of March 21, 2019 met the equity ownership guidelines, except for Mr. Thompson and Ms. Pitman who each have three years from their initial election to the Board to reach compliance.

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Clawback Policy

In February 2013, the Board adopted a clawback policy applicable to our executive officers. The policy allows for the recoupment of incentive awards (including awards made under our annual cash bonus plan and long-term incentive plans) in the event the Company is required to restate its financial statements due to the material noncompliance of the Company with financial reporting requirements under the securities laws, as a result of intentional misconduct, fraud or gross negligence.

Each executive officer who is directly responsible for the intentional misconduct, fraud or gross negligence shall reimburse the Company for incentive awards made to that executive officer after January 1, 2013, that would not have been made if the restated financial measures had been reported initially.

No Hedging or Pledging

The Company maintains an internal “Insider Trading Policy” that is applicable to our executive officers and directors. The policy prohibits any director or executive officer of the Company from engaging in short sales of the Company’s securities and from trading in puts, calls, options or other derivative securities based on the Company’s securities. The policy also prohibits directors and executive officers of the Company from engaging in hedging or monetization transactions, which allow the stockholder to continue to own the covered securities, but without the full risks and rewards of ownership. This policy also prohibits the pledging of Company securities as loan collateral.

Compensation Risk Assessment

During 2018, the Compensation Committee reviewed the potential risks in the Company’s compensation program to ensure that compensation methods do not incentivize our executives to make decisions that, while creating apparent short-term financial and operating success, may in the longer term result in future losses and other value depreciation.

After reviewing the analysis, the Compensation Committee concluded that the Company’s compensation program does not encourage excessive risk taking, and it believes that the following risk oversight and compensation design features assist in guarding against excessive risk taking:

•

Review and approval of corporate objectives by the Compensation Committee to ensure that these goals are aligned with the Company’s annual operating and strategic plans, achieve the proper risk/reward balance, and do not encourage excessive risk taking.

•	Base salaries consistent with each executive’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security.

•	A significant portion of each executive’s compensation tied to the future stock performance of the Company.

•	Stock compensation and vesting periods for stock awards designed to encourage executives to focus on sustained stock price appreciation.

•	A mix between cash and equity compensation designed to encourage strategies and actions that are in the long-term best interests of the Company and its stockholders.

Section 162(m) Policy

Prior to effectiveness of the Tax Cuts and Jobs Act (the “Tax Reform Act”), Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limited the deductibility on the Company’s tax return of compensation over $1 million to any of the NEOs of the Company other than the Chief Financial Officer unless, in general, the compensation was paid pursuant to a plan which was performance-based, non-discretionary, and had been approved by the Company’s stockholders. The Tax Reform Act eliminated the performance-based compensation exemption and expanded the definition of covered-employee.

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Beginning January 1, 2018, all compensation to all NEOs is subject to the $1 million deduction limit. However, we do not believe this change will affect our net income. The Company believes that, because it qualifies as a REIT under the Code and pays dividends sufficient to minimize federal income taxes, the payment of compensation in excess of the $1 million deduction limit in future years will generally not affect the Company’s net income. For these reasons, the Compensation Committee’s compensation policy and practices are not directly guided by considerations relating to Section 162(m). To the extent that compensation does not qualify for a deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. The Company does not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 15 of this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

D. Paul Sparks, Jr. (Chairman)	Michael G. Stewart	C. Reynolds Thompson, III

Compensation of Executive Officers

Employment Agreements with Named Executive Officers

Our three founders have employment agreements that were negotiated to market standards upon our initial equity offering 15 years ago in 2004. Below we describe the terms of these agreements. Because certain market standards have evolved in recent years, we will not enter into any new contracts that include a multi-year evergreen term, single-trigger change in control provisions, or excise tax gross up provisions.

We have employment agreements with Edward K. Aldag, Jr., R. Steven Hamner and Emmett E. McLean. These agreements provide that each NEO agrees to devote substantially all of his business time to our operation. The employment agreement for each of the NEOs provides for an initial three-year term, which is automatically extended for successive one year periods, unless either party gives notice of non-renewal as provided in the agreement.

The executive employment agreements provide for an annual physical at the Company’s expense, a monthly car allowance of $1,000 for Mr. Aldag and $750 for each of Messrs. Hamner and McLean. The NEOs are also reimbursed for the cost of tax preparation and financial planning services, up to $25,000 annually for Mr. Aldag and $10,000 annually for each of Messrs. Hamner and McLean. We also reimburse each executive for the income tax he incurs on the receipt of these tax preparation and financial planning services. The employment agreements also provide that Mr. Aldag will receive up to $20,000 per year in reimbursement for life insurance premiums, which amount increases annually based on the increase in the consumer price index (“CPI”) for such year, and that Messrs. Hamner and McLean will receive up to $10,000 per year in reimbursement for life insurance premiums, which amount increases annually based on the increase in the CPI for such year. We also reimburse each executive for the income tax he incurs on these life insurance premium reimbursements. The NEOs are also reimbursed for the cost of their disability insurance premiums.

The employment agreements provide that the executive officers are eligible to receive the same benefits, including medical insurance coverage and retirement plan benefits in a 401(k) plan, to the same extent as other similarly situated employees, and such other benefits as are commensurate with their position. Participation in employee benefit plans is subject to the terms of said benefit plans as in effect from time to time.

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The employment agreements with the NEOs provide for contractual severance benefits and accelerated vesting of equity grants in the event of a change of control, which we believe are common in the REIT industry, are designed to reinforce and encourage the continued attention and dedication of our executive officers to their assigned duties without distraction or fear of job loss in the face of an actual or threatened change of control and to ensure that our management is motivated to negotiate the best merger consideration for our stockholders.

If the NEO’s employment ends for any reason, we will pay accrued salary, bonuses, and incentive payments already determined but not yet paid, and other existing obligations. If an NEO’s employment terminates as a result of his “permanent disability” (as defined in the employment agreements), we terminate an NEO’s employment for any reason other than for “cause” (as defined in the employment agreements), or if an NEO terminates his employment for “good reason” (as defined in the employment agreements), we will be obligated to pay (i) a lump sum payment of severance equal to the sum of (x) the product of three and the sum of the salary in effect at the time of termination plus the average cash bonus (or the highest cash bonus, in the case of Mr. Aldag) paid to such executive during the preceding three years, grossed up for taxes in the case of Mr. Aldag, and (y) the incentive bonus prorated for the year in which the termination occurred; (ii) the cost of the executive’s continued participation in the Company’s benefit and welfare plans (other than the 401(k) plan) for a three-year period (a five-year period in the case of Mr. Aldag) following termination; and (iii) continued reimbursement for life insurance premiums and the taxes payable on such amounts for three years following termination (or five years in the case of Mr. Aldag). Additionally, upon such termination, all stock options, if any, and restricted stock held by the executive will become fully vested, and the executive will have whatever period remains under the term of stock options in which to exercise all vested stock options. The employment agreements also provide that the NEOs and their spouses and dependents will be permitted to continue to participate in all employee benefit and welfare plans and programs of the Company other than the 401(k) plan until the earlier of age 65 or such time as the NEO obtains full-time employment with an entity not affiliated with the NEO that provides comparable benefits.

In the event of the death of any of our NEOs, in addition to the accrued salary, bonus, and incentive payments due to them, their restricted stock shall become fully vested, and their respective beneficiaries will have whatever period remains under any outstanding stock options held by the NEO to exercise such stock options. In addition, their estates would be entitled to the NEO’s prorated incentive bonus payable in a lump sum and the NEO’s spouse and each of his dependents shall be covered under the Company’s health insurance program until the earlier of age 65 or such time as the spouse or dependent obtains full-time employment with an entity not affiliated with the NEO that provides comparable benefits. The Company shall pay for such coverage for three years (or five years in the case of Mr. Aldag) following the death of the NEO.

In the event that the employment of any of our NEOs ends as a result of a termination by us for cause or by the NEO without good reason, then in addition to the accrued salary, bonuses and incentive payments due to them, the executives would be entitled to exercise any outstanding vested stock options held by the NEO, pursuant to the terms of the grant, but all unvested stock options and restricted stock would be forfeited upon termination.

Upon a change of control, the NEOs will become fully vested in their equity awards. In addition, if the employment of any NEO is terminated by us for cause or by the executive without good reason in connection with a change of control, the executive will be entitled to receive an amount equal to the largest cash compensation paid to the executive for any twelve-month period during his tenure multiplied by three.

If payments become due as a result of a change in control and the excise tax imposed by Code Section 4999 applies, the terms of the employment agreements require us to gross up the amount payable to the executive by the amount of this excise tax plus the amount of income and other taxes due as a result of the gross up payment.

For an 18-month period after termination of an executive’s employment for any reason other than (i) termination by us without cause or (ii) termination by the executive for good reason, each of the executives has agreed not to compete with us by working with or investing in, subject to certain limited exceptions, any enterprise engaged in a business substantially similar to our business as it was conducted during the period of the executive’s employment with us and not to solicit our employees.

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Summary Compensation Table

The amounts in the table below are a summary of the components of compensation our NEOs received in the last three years:

	Year	Salary	Bonus(1)	Stock Awards		Non-Equity Incentive Plan Compensation(2)	All Other Compensation		Total
Edward K. Aldag, Jr. Chairman, Chief Executive Officer and President	2018	$1,000,000	$450,000	$9,854,642	(3)	$1,800,000	$108,623	(4)	$13,213,265
	2017	950,000	190,000	4,628,185		1,710,000	129,486		7,607,671
	2016	950,000	190,000	2,561,828		1,710,000	95,620		5,507,448
R. Steven Hamner Director, Executive Vice President, Chief Financial Officer	2018	$600,000	$210,000	$4,927,321	(3)	$840,000	$70,359	(5)	$6,647,680
	2017	575,000	86,250	2,314,099		776,250	54,046		3,805,645
	2016	575,000	86,250	1,305,802		776,250	50,656		2,793,958
Emmett E. McLean Executive Vice President, Chief Operating Officer and Secretary	2018	$550,000	$192,500	$4,434,590	(3)	$770,000	$69,622	(6)	$6,016,712
	2017	525,000	78,750	2,082,687		708,750	75,693		3,470,880
	2016	525,000	78,750	1,127,209		708,750	43,562		2,483,271

(1)	Reflects the cash bonus earned by our named executive officers for the applicable year based on a qualitative review of individual performance by the Compensation Committee.

(2)	Reflects the cash bonus earned by our named executive officers for the applicable year based on the achievement of specified corporate goals.

(3)

Represents the aggregate grant date fair value of restricted stock awards, calculated in accordance with FASB ASC Topic 718. For awards subject to performance-based vesting conditions, the value reported reflects the fair value of the award at the grant date based upon the probable outcome of the performance conditions. The reported value for these performance awards was $4,502,785; $2,251,392; and $2,026,252 for Messers. Aldag, Hamner, and McLean, respectively. The value of the award at the grant date, assuming that the highest level of performance conditions will be achieved, would be $11,256,962; $5,628,481; and $5,065,629 for Messrs. Aldag, Hamner, and McLean, respectively. Assumptions used in the calculation of these amounts are included in Note 7 of the Notes to Consolidated Financial Statements included in our 2018 Annual Report on Form 10-K.

(4)

Represents $11,000 in company 401(k) match, $13,929 health insurance, $12,000 automobile allowance, $21,717 for the cost of tax preparation and financial planning services, $3,312 for the cost of disability insurance, and $46,665 for the cost of life insurance. These additional benefits include $28,960 to reimburse Mr. Aldag for his tax liabilities associated with such payments.

(5)

Represents $11,000 in company 401(k) match, $13,929 health insurance, $9,000 automobile allowance, $15,962 for the cost of tax preparation and financial planning, and $20,468 for the cost of life insurance. These additional benefits include $13,607 to reimburse Mr. Hamner for his tax liabilities associated with such payments.

(6)

Represents $11,000 in company 401(k) match, $13,396 health insurance, $9,000 automobile allowance, $12,307 for the cost of tax preparation, $585 for the cost of disability insurance, and $23,334 for the cost of life insurance. These additional benefits include $15,016 to reimburse Mr. McLean for his tax liabilities associated with such payments.

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Grants of Plan-Based Awards

The following table provides information about plan-based awards granted to our NEOs during 2018. For further detail regarding each of these awards, see “Compensation Discussion and Analysis—Elements of Pay.”

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Edward K. Aldag, Jr.	4/12/2018	$800,000	$1,200,000	$1,800,000
	4/12/2018							156,986(3)	$1,982,733
	4/12/2018				119,332(4)	318,218(4)	795,545(4)		4,502,785
	12/312018							211,098(5)	3,369,124
R. Steven Hamner	4/12/2018	240,000	480,000	840,000
	4/12/2018							78,493(3)	991,367
	4/12/2018				59,666(4)	159,109(4)	397,773(4)		2,251,392
	12/312018							105,549(5)	1,684,562
Emmett E. McLean	4/12/2018	220,000	440,000	770,000
	4/12/2018							70,644(3)	892,234
	4/12/2018				53,699(4)	143,198(4)	357,995(4)		2,026,252
	12/312018							94,994(5)	1,516,104

(1)	Represents cash incentive compensation which is earned based upon achievement of specified corporate goals.

(2)	Represents awards of performance-based restricted stock. Dividends are not paid on performance-based awards until the award is earned.

(3)

Represents the annual time-based restricted stock awards that will vest quarterly over a period of three years. The grant date fair value of the time-based restricted stock was $12.63 per share. Eligibility to receive dividends on the time-based stock awards starts on the date of grant.

(4)

Represents 2018 ROE, EBITDA and acquisitions awards which are earned based on the Company’s achievement of specific one-year and three-year ROE, EBITDA and acquisitions goals from January 1, 2018 to December 31, 2020. The awards are also subject to a relative TSR modifier for the respective performance periods which can increase/decrease the number of shares earned by up to 25% multiplicatively. The grant date fair value of these awards is $14.15, based on the Monte Carlo valuation method, as more fully described in Note 7 of the Notes to Consolidated Financial Statements included in our 2018 Annual Report on Form 10-K. Based on 2018 results, 87% of the awards that could be earned based on performance from January 1, 2018 through December 31, 2018 were earned.

(5)

Represents the off-cycle time-based restricted stock awards that will vest quarterly over a period of three years. The grant date fair value of the time-based restricted stock was $15.96 per share. Eligibility to receive dividends on the time-based stock awards starts on the date of grant.

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Outstanding Equity Awards as of December 31, 2018

The table below shows the outstanding equity awards held by our NEOs as of December 31, 2018. Market values are based on a price of $16.08 per share, the closing price of our common stock on December 31, 2018, the last trading day of 2018.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Edward K. Aldag, Jr.	-	-	-	-	-	867,938(1)	13,956,443	934,265(4)	15,022,981

R. Steven Hamner	-	-	-	-	-	439,824(2)	7,072,370	467,134(5)	7,511,515

Emmett E. McLean	-	-	-	-	-	386,743(3)	6,218,827	420,420(6)	6,760,354

(1)

216,733 shares vested on January 1, 2019. 104,654 shares vest in quarterly installments from April 1, 2019 through January 1, 2021. 211,098 shares vest in quarterly installments from April 1, 2019 through January 1, 2022. 42,087 shares vest on December 31, 2019. 101,954 shares vest on January 1, 2020. 191,412 shares vest annually on January 1, 2020 and 2021.

(2)

109,356 shares vested on January 1, 2019. 52,325 shares vest in quarterly installments from April 1, 2019 through January 1, 2021. 105,549 shares vest in quarterly installments from April 1, 2019 through January 1, 2022. 24,050 shares vest on December 31, 2019. 50,978 shares vest on January 1, 2020. 97,566 shares vest annually on January 1, 2020 and 2021.

(3)

96,514 shares vested on January 1, 2019. 47,096 shares vest in quarterly installments from April 1, 2019 through January 1, 2021. 94,994 shares vest in quarterly installments from April 1, 2019 through January 1, 2022. 18,037 shares vest on December 31, 2019. 45,880 shares vest on January 1, 2020. 84,222 shares vest annually on January 1, 2020 and 2021.

(4)	231,490 shares were earned and vested on January 1, 2019. 484,888 shares of the 2017 Absolute TSR Award* and 217,887 shares of the 2018 Performance Award^ remain unearned.

(5)	115,748 shares were earned and vested on January 1, 2019. 242,444 shares of the 2017 Absolute TSR Award* and 108,942 shares of the 2018 Performance Award^ remain unearned.

(6)	104,173 shares were earned and vested on January 1, 2019. 218,199 shares of the 2017 Absolute TSR Award* and 98,048 shares of the 2018 Performance Award^ remain unearned.

*

The 2017 Absolute TSR Award has three performance periods as follows: January 1, 2017 through December 31, 2019, January 1, 2017 through December 31, 2020, and January 1, 2017 through December 31, 2021. Depending on our absolute TSR, shares can be earned up to 100%. Any earned shares will vest on the January 1 immediately following the date on which the shares are earned. If TRS is 27% or greater for the period ending December 31, 2019, 30% of the award is earned and will vest on January 1, 2020. If TRS is 36% or greater for the period ending December 31, 2020 and the 30% of the award for the period ending on December 31, 2019 unearned, then 30% of the award is earned and will vest on January 1, 2021. If TRS is 45% or greater for the period ending December 31, 2021, 100% of the award or the remaining unearned shares are earned and will vest on January 1, 2022.

^

The 2018 Performance Award can be earned based on both one-year and three-year ROE, EBITDA, and acquisitions goals. It is also subject to one-year and three-year relative TSR performance as compared to the SNL US REIT Healthcare Index. The relative TSR modifier can increase/decrease the award up to 25% (multiplicative). The vesting provisions, as applicable, of the 2018 Performance-based Awards are described in “Compensation Discussion and Analysis—Elements of Pay.” Any earned shares will vest on the January 1 immediately following the date on which the shares are earned.

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Option Exercises and Stock Vested

The following table sets forth the aggregate number and value of shares of restricted common stock held by our NEOs that vested in 2018. The “Value Realized on Vesting” set forth below is the product of the fair market value of a share of common stock on the vesting date multiplied by the number of shares vesting. We have never issued stock options to our NEOs.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Edward K. Aldag, Jr.	-	-	215,498	$3,088,025

R. Steven Hamner	-	-	110,610	1,590,277

Emmett E. McLean	-	-	94,750	1,356,870

Potential Payments Upon Termination or Change in Control

The following table shows potential payments and benefits that will be provided to our NEOs upon the occurrence of certain termination triggering events. The change-in-control provisions in the employment agreements are designed to align management’s interests with those of our stockholders. See the discussion above under “Compensation of Executive Officers—Employment Agreements with Named Executive Officers” for information about payments upon termination or a change in control. All equity interests included in the termination and change in control calculations represent previously granted restricted stock awards and are valued based on the closing price of our common stock on December 31, 2018, the last trading day of 2018, and an assumed termination of employment on December 31, 2018.

Name	Termination and Change in Control(1) ($)	Death ($)	Termination Not for Cause; By Executive for Good Reason; Permanent Disability ($)		Termination for Cause; By Executive without Good Reason ($)

Edward K. Aldag, Jr.	$38,914,424	$29,039,424	$38,914,424	(2)	-

R. Steven Hamner	19,266,885	14,619,885	19,266,885		-

Emmett E. McLean	17,274,681	13,015,181	17,274,681		-

(1)

Amounts exclude any tax gross up. While the precise amount of tax gross up is difficult to calculate and may be mitigated based on a number of considerations, the estimated amount of the total tax gross up payments are: $72,253,754 for Mr. Aldag, $8,244,147 for Mr. Hamner and $8,136,370 for Mr. McLean.

(2)	Amount excludes any tax gross up estimated to be $34,439,816.

Pay Ratio Disclosure

We determined the ratio of the annual total compensation of our CEO, Mr. Aldag, relative to the annual total compensation of our median employee.

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For the purposes of reporting annual total compensation and the ratio of annual total compensation of the CEO to the median employee, both the CEO and the median employee’s annual total compensation were calculated consistent with the disclosure requirement under the Summary Compensation Table.

Due to the 20% increase in the employee population in 2018, the Company determined that a new median employee should be based on the 2018 base salaries (annualized for employees hired mid-year or who had a leave of absence during the year) plus incentive bonus for all individuals, excluding our Chief Executive Officer, who were employed by us as of December 31, 2018. In accordance with Item 402(u) and instructions thereto, we included all full-time, part-time, temporary and seasonal employees.

After applying the methodology described above, our median employee compensation using the Summary Compensation Table requirements was $165,432. Our CEO’s compensation in the Summary Compensation Table was $13,213,265. Therefore, our CEO to median employee pay ratio is approximately 80:1.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Compensation of Directors

In 2018, the Compensation Committee engaged Gressle & McGinley to assist it in conducting a competitive review of our non-employee director compensation program. The Compensation Committee took into consideration Gressle & McGinley’s findings and recommendations in determining the compensation structure for our non-employee directors for 2018.

As compensation for serving on our Board of Directors during 2018, each non-employee director received a cash retainer of $95,000. In addition, the Lead Independent Director received a cash retainer of $30,000; the Audit Committee chairman received a cash retainer of $25,000; the Compensation Committee chairman received a cash retainer of $20,000; and the Ethics, Nominating and Corporate Governance Committee chairman received $20,000. Each non-employee director was awarded restricted stock awards of 7,588 shares, 7,263 shares and 8,242 shares in 2016, 2017 and 2018, respectively. These awards vest over three years in equal quarterly amounts. We also reimburse our directors for reasonable expenses incurred in attending Board of Director and committee meetings. Our Compensation Committee may change the compensation of our non-employee directors at its discretion. Directors who are also officers or employees receive no additional compensation for their service as directors.

In addition, pursuant to the Director Retirement Policy adopted by the Compensation Committee in February 2017, each nonemployee director receives a single lump sum payment upon retirement equal to the director’s final annual retainer divided by 12 and multiplied by the director’s years of service on the Board.

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The following Director Compensation Table summarizes the compensation paid to our non-employee directors for their services during 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)

G. Steven Dawson	$120,000	$104,096	-	$224,096

Elizabeth N. Pitman(2)	71,250	104,096	-	175,346

D. Paul Sparks, Jr.	115,000	104,096	-	219,096

Michael G. Stewart	125,000	104,096	-	229,096

C. Reynolds Thompson, III	115,000	104,096	-	219,096

(1)	Based on fair market value of our common stock on April 12, 2018 of $12.63.

(2)	Fees were pro-rated due to her joining the Board in February 2018.

The following table shows outstanding equity awards held by each of our non-employee directors at December 31, 2018:

Unvested Stock (#)

G. Steven Dawson	9,838

Elizabeth N. Pitman(1)	6,181

D. Paul Sparks, Jr.	9,838

Michael G. Stewart	9,507

C. Reynolds Thompson, III	9,507

(1)	Ms. Pitman joined the Board in 2018.

Compensation Committee Interlocks and Insider Participation

During 2018, the following directors served on the Compensation Committee: Michael G. Stewart, C. Reynolds Thompson, III and D. Paul Sparks, Jr. (chair). No member of the Compensation Committee was an officer or employee of our Company, or had any relationships requiring disclosure by us under applicable SEC regulations during 2018. Mr. Stewart served as our Executive Vice President, General Counsel and Secretary from 2005 to 2010. In addition, no executive officer served during 2018 as a director or a member of the Compensation Committee of any entity that had an executive officer serving as a director or a member of the Compensation Committee of our Board of Directors.

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Share Ownership of Certain Beneficial Owners

The following table provides information about the beneficial ownership of our common stock as of March 21, 2019, unless otherwise indicated, by each director of the Company, each named executive officer, all directors and executive officers as a group, and each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock.

Name of Beneficial Owner*	Number of Shares Beneficially Owned	Percentage of Shares Outstanding(1)

Edward K. Aldag, Jr.	1,949,473	*	*(2)

R. Steven Hamner	1,240,513	*	*(3)

Emmett E. McLean	1,055,280	*	*(4)

G. Steven Dawson	89,440	*	*(5)

Elizabeth N. Pitman	19,981	*	*(6)

D. Paul Sparks, Jr.	40,078	*	*(7)

Michael G. Stewart	231,445	*	*(8)

C. Reynolds Thompson, III	24,797	*	*(8)

All directors and executive officers as a group (8 persons)	4,651,007	1.18	%(9)

Other Stockholders:

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	54,174,747	13.76	%(10)

BlackRock Inc. 55 East 52nd Street New York, NY 10055	42,908,542	10.90	%(11)

Vanguard Specialized Funds 100 Vanguard Blvd. Malvern, PA 19355	17,387,996	4.42	%(12)

Massachusetts Financial Services Company 111 Huntington Ave Boston, MA 02199	19,525,614	4.96	%(13)

*	Unless otherwise indicated, the address is c/o Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242.

**	Less than 1% of the outstanding shares of common stock.

(1)

For officers and directors, based on 393,773,470 shares of common stock outstanding as of March 21, 2019. Includes 232,142 vested operating partnership units (convertible into an equal number of shares of common stock). Shares of common stock that are deemed to be beneficially owned by a stockholder within 60 days after March 21, 2019 are deemed outstanding for purposes of computing such stockholder’s percentage ownership but are not deemed outstanding for the purpose of computing the percentage outstanding of any other stockholder. Except as otherwise indicated in the notes to this table, beneficial ownership includes sole voting and investment power.

(2)	Includes 769,437 shares of unvested restricted common stock, which the named officer has no right to sell or pledge.

(3)	Includes 389,584 shares of unvested restricted common stock, which the named officer has no right to sell or pledge.
(4)	Includes 343,434 shares of unvested restricted common stock, which the named officer has no right to sell or pledge.

(5)

Includes 14,115 shares of unvested restricted common stock, which the named director has no right to sell or pledge. Also includes 65,809 shares owned by Corriente Private Trust, an irrevocable Nevada Spendthrift Trust for which Mr. Dawson is the sole trustee and beneficiary.

(6)	Includes 11,700 shares of unvested restricted common stock, which the named director has no right to sell or pledge. Includes 5,532.78 shares of common stock held by the director’s spouse.

(7)	Includes 14,115 shares of unvested restricted common stock, which the named director has no right to sell or pledge.

(8)	Includes 14,115 shares of unvested restricted common stock, which the named director has no right to sell or pledge.

(9)	See notes (1) – (8) above.

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(10)

Share and beneficial ownership information was obtained from a Schedule 13G/A filed February 11, 2019 with the SEC. The Schedule 13G/A indicates that the reporting entity holds sole voting power with respect to 499,230 shares, sole dispositive power with respect to 53,602,735 shares, shared voting power with respect to 433,180 shares and shared dispositive power with respect to 572,012 shares. The Schedule 13G/A also indicates that Vanguard Fiduciary Trust Company and Vanguard Investments Australia Ltd, wholly-owned subsidiaries of The Vanguard Group, Inc., is the beneficial owner and directs the voting of 138,832 and 793,578 shares, respectively, as a result of it serving as investment manager of collective trust accounts or certain investment offerings.

(11)

Share and beneficial ownership information was obtained from a Schedule 13G/A filed January 29, 2019 with the SEC. According to the Schedule 13G/A, BlackRock has sole voting power over 41,288,042 shares and sole dispositive power over 42,908,542 shares. The Schedule 13G/A states that various persons have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of the Company’s common stock but that no one person’s interest in the Company’s common stock is more than five percent of the total outstanding common shares.

(12)

Share and beneficial ownership information was obtained from a Schedule 13G/A filed February 1, 2019 with the SEC. The Schedule 13G/A indicates the reporting entity holds sole voting power over 17,387,996 shares, sole dispositive power with respect to zero shares, and shared dispositive power with respect to zero shares.

(13)

Share and beneficial ownership information was obtained from a Schedule 13G filed February 13, 2019 with the SEC. The Schedule 13G indicates that the reporting entity holds sole voting power with respect to 18,954,103 shares, sole dispositive power over 19,525,614 shares, and shared dispositive power with respect to zero shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors and executive officers and the beneficial owners of more than 10% of our equity securities, or, collectively, the reporting persons, file with the SEC and the NYSE initial reports of, and subsequent reports of changes in, their beneficial ownership of our equity securities. Based solely on a review of the reports furnished to us, we believe that all of the reporting persons timely filed all of the applicable SEC reports required for 2018.

Executive Officers

For information regarding Messrs. Aldag and Hamner, please see “Proposal 1—Election of Directors” above.

Emmett E. McLean Age 63 Executive Vice President, Chief Operating Officer (since September 2003) and Secretary (since 2010)

Mr. McLean has served the Company in a number of positions, including Chief Financial Officer (August—September 2003) and Director (September 2003—April 2004). Prior to joining the Company, from 2000—2003, Mr. McLean was a private investor and, for part of that period, served as a consultant to a privately held company. From 1992 to 2000, Mr. McLean worked in the healthcare services industry with two different companies serving in senior positions, including Chief Financial Officer at one of the companies. Prior to 1992, Mr. McLean worked in the investment banking field with Dean Witter Reynolds (now Morgan Stanley) and Smith Barney (now Citigroup), and in the commercial banking field with Trust Company Bank (now SunTrust Banks). Mr. McLean received an MBA from the University of Virginia and a B.A. in Economics from The University of North Carolina at Chapel Hill. Mr. McLean is on the Board of Directors of the Alabama Symphony Orchestra, Ronald McDonald House Charities of Alabama, Smile-A-Mile, and the Greater Alabama Council Boy Scouts of America. Mr. McLean is a member of the Rotary Club of Birmingham.

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The Board of Directors believes that stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, directors and consultants of the Company, MPT Operating Partnership, L.P. (the “Operating Partnership”) and their affiliates upon whose judgment, initiative and efforts the Company and the Operating Partnership largely depend for the successful conduct of their business to acquire a proprietary interest in the Company and/or the Operating Partnership. The Board believes that providing such persons with a direct stake in the Company and/or the Operating Partnership assures a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On April 25, 2019, the Board of Directors adopted, subject to stockholder approval, the Medical Properties Trust, Inc. 2019 Equity Incentive Plan (the “Plan”). The Plan is designed to enhance the flexibility to grant equity awards to our employees, directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board and/or the Compensation Committee. A copy of the Plan is attached as Exhibit A to this Proxy Statement and is incorporated herein by reference.

As of April 25, 2019, there were no stock options outstanding under our equity compensation plans. In addition, as of April 25, 2019, there were 1,583,812 unvested full value awards with time-based vesting and 4,832,873 unvested full value awards with performance-based vesting outstanding under our equity compensation plans. Other than the foregoing, no awards under our equity compensation plans were outstanding as of April 25, 2019. As of April 25, 2019, there were no shares of common stock available for awards under our equity compensation plans.

Summary of Material Features of the Plan

The material features of the Plan are:

•	The maximum number of shares of common stock to be issued under the Plan is 12,900,000;

•

The award of stock options (both incentive and non-qualified options), restricted stock, restricted stock units, deferred stock units, stock appreciation rights, performance units and other stock-based awards is permitted;

•

Shares tendered or held back for taxes will not be added back to the reserved pool under the Plan. Upon the exercise of a stock appreciation right that is settled in shares of common stock, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares we reacquire on the open market will not be added to the reserved pool under the Plan;

•	Any awards made under the Plan will not be repriced in any manner without stockholder approval;

•	The value of all awards awarded under the Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $1,000,000;

•	Any material amendment to the Plan is subject to approval by our stockholders; and

•	The term of the Plan will expire on May 23, 2029.

Based solely on the closing price of our common stock as reported by the NYSE on March 31, 2019 and the maximum number of shares that would have been available for awards as of such date under the Plan, the maximum aggregate market value of common stock that could potentially be issued under the Plan is $238.8 million. The shares of common stock underlying any awards under the Plan, the 2013 Plan and the Second Amended Restated 2004 Equity Incentive Plan, (the “2004 Plan” and, together with the 2013 Plan, the “Prior Plans”), that are forfeited, canceled or otherwise terminated, other than by exercise, will be added back to the shares of common stock available for issuance under the Plan. Shares (i) tendered or held back upon exercise of a stock option or settlement of an award under the Plan to cover the exercise price or tax withholding and (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof, will not be added back to the shares of common stock available for issuance under the Plan. In addition shares of common stock repurchased on the open market will not be added back to the shares of common stock available for issuance under the Plan.

Proxy Statement and Notice of 2019 Annual Meeting    39

Rationale for Share Increase

The Plan is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and the Board believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees and directors. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees and directors with those of our stockholders and motivate our employees to act as owners of the business.

Burn rate

The following table sets forth information regarding historical awards granted and earned for the 2016 through 2018 period, and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average number of shares of common stock outstanding for that year, for each of the last three fiscal years:

Share Element	2016	2017	2018

Stock Options Granted	-	-	-

Total Full Value Awards Granted (Time-Based Awards) and Vested (Performance Based Awards)	926,557	740,912	1,246,884

Adjusted Full-Value Awards Granted(1)	2,779,671	2,222,736	3,740,652

Total Awards Granted(2)	2,779,671	2,222,736	3,740,652

Weighted average common shares outstanding during the fiscal year	261,072,199	350,441,362	366,270,855

Annual Burn Rate	1.06%	0.63%	1.02%

Three-Year Average Burn Rate(3)			0.91%

(1)

In accordance with corporate governance policy updates published by Institutional Shareholder Services (“ISS”), Adjusted Full-Value Awards Granted represents the total Time-Based Full-Value Awards Granted, plus the total Performance-Based Full-Value Awards Vested, subject to a multiplier based on our recent historic stock price volatility. Based on our recent historical stock price volatility and ISS metrics, we have utilized a full-value award multiplier of three for purposes of calculating the 2016-2018 three-year average burn rate.

(2)	Total Awards Granted represents the sum of Stock Options Granted and Adjusted Full-Value Awards Granted.

(3)	As illustrated in the table above, our three-year average burn rate for the 2016-2018 period was 0.91%, which is well below the ISS industry category burn rate threshold of 2.82%.

Our Compensation Committee determined the size of reserved pool under the Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and directors and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable.

Summary of the Plan

The following description of certain features of the Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Plan, which is attached hereto as Exhibit A.

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Administration. The Plan will be administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, determine the type of awards, and to determine the specific terms and conditions of each award, subject to the provisions of the Plan.

Eligibility; Plan Limits. All employees and non-employee directors are eligible to participate in the Plan as well as consultants who are natural persons, provide substantial services to the Company and are designated as eligible by the Compensation Committee. As of April 25, 2019, approximately 93 individuals would have been eligible to participate in the Plan had it been effective on such date, which includes three executive officers, 75 employees who are not executive officers, five non-employee directors and ten consultants. There are certain limits on the number of awards that may be granted under the Plan. For example, awards with respect to no more than 5,000,000 shares of common stock may be granted to any individual in any one calendar year and no more than 12,900,000 shares of common stock may be granted in the form of incentive stock options.

Director Compensation Limit. The Plan provides that the value of all awards under the Plan and all other cash compensation paid by us to any non-employee director in any calendar year shall not exceed $1,000,000.

Stock Options. The Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to all other eligible participants in the Plan. The option exercise price of each option will be determined by the Compensation Committee. The exercise price may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose shall be the closing price of the common stock as reported on the NYSE, or if the closing price is not reported on such date of determination, the closing price on the most recent date on which such closing price is reported. The exercise price of an option may not be reduced after the date of the option grant without stockholder approval, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. In general, unless otherwise permitted by the Compensation Committee, no option granted under the Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee.

Upon exercise of options, the option exercise price must be paid in full (i) in cash or by certified check, (ii) by delivery of shares of common stock having a value equal to the exercise price, (iii) by broker-assisted exercise, (iv) with respect to stock options that are not incentive stock options, by a “net exercise” arrangement, pursuant to which the number of shares issued upon exercise is reduced by a number of shares with a fair market value equal to the exercise price or (iv) by any other means approved by the Compensation Committee consistent with applicable law.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment or other service with the Company through a specified restricted period.

Restricted Stock Units. The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock, subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment or other service with the Company through a specified vesting period.

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Deferred Stock Units. The Compensation Committee may award deferred stock units to participants. Deferred stock units are ultimately payable in the form of shares of common stock, generally at a later date elected by the participant.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to cash, shares of common stock or a combination thereof equal to the value of the appreciation in the stock price over the base price. The base price of a stock appreciation right that is granted in tandem with a stock option will be equal to the exercise price of such stock option and the base price of a stock appreciation right that is not granted in tandem with a stock option may not be less than 100% of the fair market value of the common stock on the date of grant.

Performance Units. The Compensation Committee may grant performance units, which entitle a participant to cash, shares of common stock or a combination of the two upon the achievement of certain performance criteria.

Other Stock-Based Awards. The Compensation Committee may grant other awards denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to common stock or other equity interests of the Company or the Operating Partnership.

Adjustments for Stock Dividends, Stock Splits, etc. The Compensation Committee shall make appropriate adjustments to the number of shares of common stock that are subject to the Plan and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Change in Control Provisions. The Plan provides that upon the effectiveness of a merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of common stock or other securities of the Company, the Compensation Committee may provide for any one or more of the following: (i) cash out of awards, (ii) the replacement of awards with other rights or property, (iii) that awards may not be exercised after such event, (iv) the exercisability of awards for a specified period of time prior to such event, (v) the assumption or substitution of such awards, (vi) appropriate adjustments to awards or (vii) acceleration or forfeiture of awards.

Tax Withholding. Participants in the Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Compensation Committee may require awards to be subject to mandatory share withholding up to the required withholding amount. The Compensation Committee may also require the tax withholding obligation to be satisfied by a sell to cover arrangement.

Amendments and Termination. The Board of Directors may at any time amend, suspend or terminate the Plan and the Board or Compensation Committee may at any time amend outstanding awards; provided, however, no such action may adversely affect any rights under any outstanding award without the participant’s consent. To the extent required under the rules of the NYSE, any amendments that materially change the terms of the Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options.

Effective Date of Plan. The Plan was approved by our Board of Directors on April 25, 2019. Awards of incentive options may be granted under the Plan until ten years from the date of Board approval. No other awards may be granted under the Plan after the date that is ten years from the date of stockholder approval.

New Plan Benefits

Because the grant of awards under the Plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2018: each

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named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

	Stock Awards

	Dollar Value(1) ($)		Number of Awards (#)

Edward K. Aldag, Jr., Chairman, President and Chief Executive Officer	$9,854,642		686,302

R. Steven Hamner, Director, Executive Vice President and Chief Financial Officer	4,927,321		343,151

Emmett E. McLean, Secretary, Executive Vice President and Chief Operating Officer	4,434,590		308,836

All current executive officers, as a group	19,216,553	(2)	1,338,289

All current directors who are not executive officers, as a group	520,482	(2)	41,210

All current employees who are not executive officers, as a group	3,576,505	(2)	272,254

(1)

The dollar value of stock awards represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 7 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2018.

(2)	Represents the aggregate grant date fair value for the group.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Plan. It does not describe all federal tax consequences under the Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same

Proxy Statement and Notice of 2019 Annual Meeting    43

amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. We generally will be entitled to a tax deduction in connection with other awards under the Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible by us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Equity Compensation Plan Information

The following table provides information as of December 31, 2018 regarding shares of common stock that may be issued under our equity compensation plans, consisting of our Prior Plans.

Plan category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted Average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)

Equity compensation plans approved by security holders(1)	-	-	-

Equity compensation plans not approved by security holders	-	-	-

Total	-	-	-

(1)	We have only issued restricted stock and not issued any options, warrants or rights under the 2013 Plan.

44    Proxy Statement and Notice of 2019 Annual Meeting

What is the purpose of the meeting?

At the meeting, our stockholders will vote on the following proposals:

1.  To elect the seven director nominees described in the enclosed Proxy Statement;

2.  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019;

3.  To hold a non-binding, advisory vote to approve named executive officer compensation;

4.  To approve the 2019 Medical Properties Trust, Inc. Equity Incentive Plan; and

5.  To transact any other business that properly comes before the meeting.

In addition, our management will report on our performance at the meeting and respond to appropriate questions from stockholders.

Who is entitled to vote?

The record date for the meeting is March 21, 2019. Only stockholders of record at the close of business on March 21, 2019, are entitled to receive notice of the meeting and to vote at the meeting the shares of our common stock that they held of record on that date. Each outstanding share of common stock entitles its holder to one vote on each matter voted on at the meeting. At the close of business on March 21, 2019, there were 393,475,058 shares of common stock outstanding and entitled to vote.

Am I entitled to vote if my shares are held in “street name”?

If you are the beneficial owner of shares held in “street name” by a brokerage firm, bank, or other nominee, your nominee is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, your nominee will be entitled to vote your shares on routine items, but will not be permitted to do so on non-routine items. Your nominee will have discretion to vote on Proposal 2 (ratification of auditors) without any instructions from you, but your nominee will not have the ability to vote your uninstructed shares on Proposal 1 (election of directors) or Proposal 3 (advisory vote to approve named executive officer compensation) or Proposal 4 (approval of the 2019 Medical Properties Trust, Inc. Equity Incentive Plan) on a discretionary basis. Accordingly, if you hold your shares in “street name” and you do not instruct your nominee how to vote on these proposals, your nominee cannot vote these shares and will report them as “broker non-votes,” and no votes will be cast on your behalf.

How many shares must be present to conduct business at the meeting?

A quorum must be present at the meeting in order for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date, or 196,737,530 shares, will constitute a quorum. Abstentions and broker non-votes will be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum.

What happens if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn the meeting to another place, date, or time until a quorum is present. The place, date, and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be given unless the adjournment is to a date more than 120 days after the original record date or if, after the adjournment, a new record date is fixed for the adjourned meeting.

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How do I vote my shares?

Voting by telephone or Internet. If you are a registered holder, meaning you hold your shares in your name, you may follow the instructions on the enclosed voting instructions: By telephone 1-800-776-9437 or by internet www.voteproxy.com.

If you are a beneficial owner of shares held in “street name,” meaning your shares are held in the name of a brokerage firm, bank, or other nominee, you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. A large number of brokerage firms, banks, and other nominees participate in a program provided through Broadridge Financial Solutions that offers telephone and Internet voting options. If your shares are held in “street name” by a brokerage firm, bank, or other nominee that participates in the Broadridge program, you may provide voting instructions to your nominee by telephone or on the Internet by following the instructions set forth on the voting instruction form provided to you.

Voting by mail. If you are a registered stockholder, you may vote by properly completing, signing, dating, and returning the accompanying proxy card. The enclosed postage-paid envelope requires no additional postage if it is mailed in the United States or Canada. If you are a beneficial owner of shares held in “street name,” you may provide voting instructions to the brokerage firm, bank, or other nominee that holds your shares by properly completing, signing, dating, and returning the voting instruction form provided to you by your nominee.

Voting in person at the meeting. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. In addition, we will make written ballots available to registered stockholders who wish to vote in person at the meeting. If you are a beneficial owner of shares held in “street name” and wish to vote at the meeting, you will need to obtain a proxy form from the brokerage firm, bank, or other nominee that holds your shares that authorizes you to vote those shares.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote at any time before the polls are closed at the meeting in any of the following ways: (1) by properly completing, signing, dating, and returning another proxy card with a later date; (2) if you are a registered stockholder, by voting in person at the meeting; (3) if you are a registered stockholder, by giving written notice of such revocation to our Secretary prior to or at the meeting; or (4) if you are a beneficial owner of shares held in “street name,” by following the instructions given by the brokerage firm, bank or other nominee that holds your shares. Your attendance at the meeting will not by itself revoke your proxy.

What happens if I do not specify on my proxy how my shares are to be voted?	If you are a registered stockholder and submit a properly executed proxy but do not indicate any voting instructions, the proxy holders will vote as the Board of Directors recommends on each proposal.
Will any other business be conducted at the meeting?

As of the date hereof, the Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. However, if any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote the shares represented by your proxy in accordance with their best judgment.

46    Proxy Statement and Notice of 2019 Annual Meeting

How many votes are required for action to be taken on each proposal?

The seven director nominees will be elected to serve on the Board of Directors if they each receive a majority of the votes cast in person or represented by proxy at the meeting. This means that a director nominee will be elected only if the votes cast “for” his or her election exceed the votes cast “against” his or her election. The Board of Directors has adopted a director resignation policy whereby any director who fails to receive the required majority vote in an uncontested election is required to promptly tender his or her resignation to the Board for its consideration. The Ethics, Nominating and Corporate Governance Committee will then recommend to the full Board, and the Board will decide, whether to accept or reject the resignation offer or take other action. The Board of Directors will act on the recommendation of the Ethics, Nominating and Corporate Governance Committee within 90 days following certification of the election results. If you vote to “abstain” with respect to the election of one or more director nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for the purpose of determining whether there is a quorum at the meeting.

The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the annual meeting and entitled to vote on the proposal is required for approval of each of Proposals 2, 3 and 4.

How will abstentions and broker non-votes be treated?

Abstentions and broker non-votes will not be counted as votes for or against any proposal, and will not be included in calculating the number of votes necessary for approval of the proposal. In all cases, abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

How will proxies be solicited?

The costs of soliciting proxies from our stockholders will be borne by the Company. We will solicit proxies on behalf of the Board of Directors by mail, telephone, facsimile, or other electronic means or in person. Certain of our directors, officers and other employees, without additional compensation, may participate in the solicitation of proxies. We will supply copies of the proxy solicitation materials to brokerage firms, banks, and other nominees for the purpose of soliciting proxies from the beneficial owners of the shares of common stock held of record by such nominees. We will request that such brokerage firms, banks, and other nominees forward the proxy solicitation materials to the beneficial owners and reimburse them for their reasonable expenses. In addition, we anticipate using MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 as a solicitor at an initial anticipated cost of $12,500.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by SEC, called “householding.” Under this procedure, stockholders of record who have the same address might receive only one copy of this Notice of Annual Meeting and Proxy Statement and the 2018 Annual Report to Stockholders, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. To request individual copies of the annual report and proxy statement for each stockholder in your household, please contact Investor Relations, Medical Properties Trust Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242 (telephone: 205-969-3755). We will deliver copies of the annual report and proxy statement promptly following your written or oral request. To ask that only one set of the documents be mailed to your household, please contact your broker.

Proxy Statement and Notice of 2019 Annual Meeting    47

How can I obtain additional copies of the proxy materials

If you wish to request extra copies of our Form 10-K, Annual Report or Proxy Statement free of charge, please send your request to Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, or visit our website at www.medicalpropertiestrust.com.

48    Proxy Statement and Notice of 2019 Annual Meeting

The Board of Directors has adopted a written related person transaction approval and disclosure policy for the review, approval or ratification of any related person transaction. This policy, which was adopted by resolution of the full Board of Directors as reflected in our corporate records, provides that all related person transactions must be reviewed and approved by a majority of the disinterested directors on our Board of Directors in advance of us or any of our subsidiaries entering into the transaction; provided that, if we or any of our subsidiaries enter into a transaction without recognizing that such transaction constitutes a related party transaction, the approval requirement will be satisfied if such transaction is ratified by a majority of the disinterested directors serving on the Board of Directors promptly after we recognize that such transaction constituted a related person transaction. Disinterested directors are directors who do not have a personal financial interest in the transaction that is adverse to our financial interest or that of our stockholders. The term “related person transaction” refers to a transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC. For purposes of determining whether such disclosure is required, a related person will not be deemed to have a direct or indirect material interest in any transaction that is deemed not to be material (or would be deemed not material if such related person was a director) for purposes of determining director independence pursuant to standards of director independence under the NYSE’s listing standards.

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Stockholder Proposals for Inclusion in Proxy Statement for 2020 Annual Meeting of Stockholders

To be considered for inclusion in our proxy statement for the 2020 annual meeting of stockholders, a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8 must be received by us no later than the close of business on December 28, 2019. Stockholder proposals must be sent to the Company c/o Secretary, Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242. We will not be required to include in our proxy statement any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC’s proxy rules and Maryland corporate law.

Other Stockholder Proposals

Our Second Amended and Restated Bylaws provide that a stockholder who desires to propose any business at an annual meeting of stockholders, other than proposals submitted pursuant to Exchange Act Rule 14a-8, must give us written notice of such stockholder’s intent to bring such business before such meeting. Such notice is to be delivered to, or mailed postage prepaid, and received by our Secretary at Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242 not earlier than December 28, 2019, nor later than January 27, 2020, unless our 2020 annual meeting of stockholders is scheduled to take place before April 23, 2020 or after July 22, 2020, in which case a timely notice by stockholders must be delivered not earlier than 120 days prior to such annual meeting date and not later than the later of 60 days prior to such annual meeting date and 10 days following the issuance of a press release announcing the meeting date. The stockholder’s written notice must set forth a brief description of the business desired to be brought before the meeting and certain other information as set forth in Section 1.02 of our Second Amended and Restated Bylaws. Stockholders may obtain a copy of our Second Amended and Restated Bylaws by writing to the Company c/o Secretary at the address shown above.

Stockholder Nominations of Directors

In order for an eligible stockholder or group of stockholders to nominate a director nominee for election at our Company’s 2020 annual meeting pursuant to the proxy access provision of our Second Amended and Restated Bylaws, notice of such nomination and other required information must be received by our Secretary at Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242 not earlier than December 28, 2019, nor later than January 27, 2020, unless our 2020 annual meeting of stockholders is scheduled to take place before April 23, 2020 or after July 22, 2020, in which case a timely notice by stockholders must be delivered not earlier than 120 days prior to such annual meeting date and not later than the later of 60 days prior to such annual meeting date and 10 days following the issuance of a press release announcing the meeting date. In addition, our Second Amended and Restated Bylaws require the eligible stockholder or group of stockholders to update and supplement such information (or provide notice stating that there are no updates or supplements) as of specified dates.

In order to be eligible to utilize these proxy access provisions, a stockholder, or group of no more than 20 stockholders, must, among other requirements:

•	Have owned shares of common stock equal to at least 3% of the aggregate of the issued and outstanding shares of common stock of the Company continuously for at least the prior three (3) years; and

•

Represent that such shares were acquired in the ordinary course of business and not with the intent to change or influence control at the Company and that such stockholder or group does not presently have such intent.

Additionally, all director nominees submitted through these provisions must be independent and meet specified additional criteria set forth in Section 2.17 of our Second Amended and Restated Bylaws. Stockholders will not be entitled to utilize this proxy access right at an annual meeting if the Company receives notice through it traditional advanced notice by-law provisions described below that a stockholder intends to nominate a director at such meeting. The maximum number of director nominees that may be submitted pursuant to these provisions may not exceed 20% of the number of directors then in office. The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in our Second Amended and Restated Bylaws.

50    Proxy Statement and Notice of 2019 Annual Meeting

Our Second Amended and Restated Bylaws also provide that a stockholder who desires to nominate directors at a meeting of stockholders but not submit such nomination for inclusion in our proxy statement must give us written notice of such proposed nomination. For our 2020 annual meeting of stockholders, such notice is to be delivered to, or mailed postage prepaid, and received by our Secretary at Medical Properties Trust, Inc., 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242 not earlier than December 28, 2019, nor later than January 27, 2020, unless our 2020 annual meeting of stockholders is scheduled to take place before April 23, 2020 or after July 22, 2020, in which case a timely notice by stockholders must be delivered not earlier than 120 days prior to such annual meeting date and 10 days following the issuance of a press release announcing the meeting date. The stockholder’s written notice must include the information set forth in Section 2.03 of our Second Amended and Restated Bylaws.

By Order of the Board of Directors,

Emmett E. McLean

Executive Vice President, Chief Operating Officer

and Secretary

Birmingham, Alabama

April 26, 2019

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Exhibit A

MEDICAL PROPERTIES TRUST, INC.

2019 Equity Incentive Plan

Proxy Statement and Notice of 2019 Annual Meeting    A-i

Table of Contents (continued)

A-ii    Proxy Statement and Notice of 2019 Annual Meeting

MEDICAL PROPERTIES TRUST, INC.

2019 Equity Incentive Plan

Medical Properties Trust, Inc., a Maryland corporation (the “Company”), has established the Medical Properties Trust, Inc. 2019 Equity Incentive Plan (the “Plan”), for the benefit of Employees, Consultants and Directors (each as defined herein) of the Company and MPT Operating Partnership, L.P., a Delaware limited partnership (“MPT OP”).

The purposes of this Plan are (a) to recognize and compensate selected Employees, Consultants and Directors who contribute to the development and success of the Company and its Affiliates and Subsidiaries (each as defined herein), (b) to attract and retain Employees, Consultants and Directors, and (c) to provide incentive compensation to Employees, Consultants and Directors based upon the performance of the Company and its Affiliates and Subsidiaries.

This Plan became effective on the “Effective Date (as defined below), when it was adopted by the Board of Directors subject to approval by the stockholders of the Company.

This Plan replaces the 2013 Plan (as defined below).

ARTICLE 1. DEFINITIONS

Wherever the following initially capitalized terms are used in this Plan, they shall have the meanings specified below, unless the context clearly indicates otherwise.

“2013 Plan” shall mean the Company’s 2013 Equity Incentive Plan.

“Affiliate” shall mean any entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company, including, without limitation, MPT OP.

“Award” shall mean the grant or award of Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs, Performance Units or Other Stock-Based Awards under this Plan.

“Award Agreement” shall mean the agreement granting or awarding Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs, Performance Units or Other Stock-Based Awards.

“Board” shall mean the Board of Directors of the Company, as comprised from time to time.

“Cause” shall mean (i) the conviction of the Participant of, or the entry of a plea of guilty or nolo contendere by the Participant to, a felony (exclusive of any felony relating to negligent operation of a motor vehicle and not including a conviction, plea of guilty or nolo contendere arising solely under a statutory provision imposing criminal liability upon the Participant on a per se basis due to the Company offices held by the Participant, so long as any act or omission of the Participant with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board), (ii) a willful breach of the Participant’s duty of loyalty which is materially detrimental to the Company, (iii) the Participant’s willful failure to perform or adhere to explicitly stated duties that are consistent with the terms of his or her position with the Company, or the Company’s reasonable and customary guidelines of employment or reasonable and customary corporate governance guidelines or policies, including without limitation any business code of ethics adopted by the Board, or to follow the lawful directives of the Board (provided such directives are consistent with the terms of the Participant’s Employment Agreement, if any), which, in any such case, continues for thirty (30) days after written notice from the Board to the Employee, or (iv) gross negligence or willful misconduct in the performance of the Participant’s duties. No act, or failure to act, on the Participant’s part will be deemed “gross negligence” or “willful misconduct” unless done, or omitted to be done, by the Participant not in good faith and without a reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company. The Committee shall determine, in good faith, if a Participant’s service has been terminated for Cause.

“Change of Control” shall mean the occurrence of any of the following events: (a) any person, entity or affiliated group, excluding the Company or any employee benefit plan of the Company, acquiring more than 50% of the then outstanding shares of voting stock of the Company, (b) the consummation of any merger or consolidation of the Company into another company, such that the holders of the shares of the voting stock of the Company immediately before such merger or consolidation own less than 50% of the voting power of the securities of the surviving company or the parent of the surviving

Proxy Statement and Notice of 2019 Annual Meeting    A-1

company, (c) the adoption of a plan for complete liquidation of the Company or for the sale or disposition of all or substantially all of the Company’s assets, such that after the transaction, the holders of the shares of the voting stock of the Company immediately prior to the transaction own less than 50% of the voting securities of the acquiror or the parent of the acquiror, or (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

“Company” shall mean Medical Properties Trust, Inc., a Maryland corporation, or any business organization which succeeds to its business and elects to continue this Plan. For purposes of this Plan, the term Company shall include, where applicable and without limitation, MPT OP or such other Affiliate or Subsidiary that employs the Employee or has engaged the Consultant.

“Consultant” shall mean a professional or technical expert, consultant or independent contractor who provides services to the Company or an Affiliate or Subsidiary, and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act of 1933, as amended.

“Deferred Stock Unit” shall mean a right to receive Common Stock awarded under Article 6 of this Plan.

“Director” shall mean any individual who is a member of the Board.

“Effective Date” shall mean May 23, 2019.

“Employee” shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company or an Affiliate or Subsidiary of the Company, whether such employee was so employed at the time this Plan was initially adopted or becomes so employed subsequent to the adoption of this Plan.

“Employment Agreement” shall mean the employment, consulting or similar contractual agreement entered into by the Employee or the Consultant, as the case may be, and the Company governing the terms of the Employee’s employment with or the Consultant’s engagement by the Company, if any.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock, as of a given date, shall be determined pursuant to Section 4.7.

“Good Reason” shall only apply, and shall only have the meaning, as contained in the Participant’s Employment Agreement. Any provision herein that relates to a Termination of Employment by the Participant for Good Reason shall have no effect if there is no Employment Agreement or the Employment Agreement does not contain a provision permitting the Participant to terminate for Good Reason.

“Incentive Stock Option” shall mean an Option which qualifies as an incentive stock option under Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

“MPT OP” means MPT Operating Partnership, L.P., of which the Company is a limited partner and, through its wholly-owned limited liability company Medical Properties Trust, LLC, the sole general partner.

“Non-Employee Director” shall mean a Director who is not an Employee.

“Non-Qualified Stock Option” shall mean an Option that does not qualify as an Incentive Stock Option and/or which the Committee does not designate as an Incentive Stock Option.

“Other Stock-Based Award” shall mean an Award granted under Article 9 of this Plan.

A-2    Proxy Statement and Notice of 2019 Annual Meeting

“Option” shall mean an option to purchase shares of Common Stock that is granted under Article 4 of this Plan. An option granted under this Plan shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall be Non-Qualified Stock Options.

“Participant” shall mean an Employee, Consultant or Director who has been determined as eligible to receive an Award pursuant to Section 3.2.

“Performance Units” shall mean performance units granted under Article 8 of this Plan.

“Permanent Disability” or “Permanently Disabled” shall mean the inability of a Participant, due to a physical or mental impairment, to perform the material services of the Participant’s position with the Company for a period of six (6) months, whether or not consecutive, during any 365-day period. A determination of Permanent Disability shall be made by a physician satisfactory to both the Participant and the Committee, provided that if the Participant and the Committee do not agree on a physician, each of them shall select a physician and those two physicians together shall select a third physician, whose determination as to Permanent Disability shall be binding on all parties.

“Plan” shall mean the Medical Properties Trust, Inc. 2019 Equity Incentive Plan, as embodied herein and as amended from time to time.

“Plan Year” shall mean the fiscal year of the Company.

“Prior Plans” shall mean the 2013 Plan and the Company’s Second Amended and Restated 2004 Equity Incentive Plan.

“Restricted Common Stock” shall mean Common Stock awarded under Article 6 of this Plan.

“Restricted Stock Unit” shall mean a right to receive Common Stock awarded under Article 6 of this Plan.

“Retirement” or “Retire” shall, except as otherwise defined in the Participant’s Employment Agreement, mean a Participant’s Termination of Employment with the Company on or after his or her 65th birthday.

“Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.

“SAR” shall mean a stock appreciation right awarded under Article 7 of this Plan.

“Stock Award” shall mean an Award of Restricted Common Stock, Restricted Stock Units or Deferred Stock Units under Article 6 of this Plan.

“Stock Award Account” shall mean the bookkeeping account reflecting Awards of Restricted Stock Units and Deferred Stock Units under Article 6 of this Plan.

“Subsidiary” shall mean an entity in an unbroken chain beginning with the Company if each of the entities other than the last entity in the unbroken chain owns 50 percent or more of the total combined voting power of all classes of equity in one of the other entities in such chain.

“Termination of Employment” shall mean the date on which the employee-employer, consulting, contractual or similar relationship between a Participant and the Company is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination of employment by resignation, discharge, death, Permanent Disability or Retirement, but excluding (i) termination of employment where there is a simultaneous reemployment or continuing employment of a Participant by the Company, and (ii) at the discretion of the Committee, termination of employment which results in a temporary severance of the employee-employer relationship. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to a Termination of Employment (subject to the provisions of any Employment Agreement between a Participant and the Company), including, but not limited to all questions of whether particular leaves of absence constitute a Termination of Employment; provided, however, that, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change the employee-employer, consulting, contractual or similar relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

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ARTICLE 2. COMMON STOCK SUBJECT TO PLAN

2.1 Common Stock Subject to Plan.

2.1.1 The Common Stock subject to an Award shall be shares of the Company’s authorized but unissued, reacquired, or treasury Common Stock. As of the Effective Date, and subject to adjustment as described in Section 2.2 and Section 12.3.1, the aggregate number of shares of Common Stock that may be issued under the Plan as Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, Other Stock-Based Awards or pursuant to the exercise of Options and SARs is 12,900,000.

2.1.2 The maximum number of shares of Common Stock which may be awarded to any individual in any calendar year shall not exceed 5,000,000.

2.1.3 No more than 12,900,000 shares of Common Stock may be issued in the form of Incentive Stock Options.

2.2 Add-back of Grants. If any Option or SAR granted pursuant to this Plan or the Prior Plans expires or is canceled without having been fully exercised or is exercised prior to becoming vested as permitted under Section 4.6.3 and is forfeited prior to becoming vested, the number of shares of Common Stock subject to such Option or SAR but as to which such Option, SAR or other right was not exercised or vested prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder. Shares of Common Stock which are (i) delivered by the Participant or withheld by the Company upon the exercise of any Option or other award under this Plan, in payment of the exercise price thereof or for tax withholding or (ii) subject to a SAR that are not issued in connection with the stock settlement of the SAR upon exercise thereof, may not be optioned, granted or awarded hereunder. If any shares of Common Stock awarded pursuant to this Plan or the Prior Plans as Restricted Common Stock, Restricted Stock Units, Other Stock-Based Awards or other equity award hereunder or as payment for Performance Units are forfeited by the Participant, such shares may again be optioned, granted or awarded hereunder. In addition, upon the exercise of any SAR, the gross number of shares exercised shall be deducted from the total number of shares of Common Stock available for future issuance under the Plan. In the event the Company repurchases shares of Common Stock on the open market, such shares shall not be added to the shares of Common Stock available for issuance under the Plan. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted or awarded pursuant to an Incentive Stock Option if such action would cause such Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code.

ARTICLE 3. ELIGIBILITY; GRANTS; AWARD AGREEMENTS

3.1 Eligibility. Any Employee, Consultant or Director selected to participate pursuant to Section 3.2 shall be eligible to participate in the Plan. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $1,000,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with FASB ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

3.2 Awards. The Committee shall determine which Employees, Consultants and Directors, shall receive Awards, whether the Employee, Consultant or Director will receive Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs or Performance Units or Other Stock-Based Awards, whether an Option grant is intended to be of Incentive Stock Options or Non-Qualified Stock Options, and the number of shares of Common Stock subject to such Award.

3.3 Award Agreement. Upon the selection of an Employee, Consultant or Director to become a Participant and receive an Award, the Committee shall cause a written Award Agreement to be issued to such individual encompassing the terms and conditions of such Award, as determined by the Committee in its sole discretion; provided, however, that if applicable, the terms of such Award Agreement shall comply with the terms of such Participant’s Employment Agreement, if any. Such Award Agreement shall provide for the exercise price for Options and SARs; the purchase price, if any, for Restricted Common Stock, Restricted Stock Units, Deferred Stock Units and Other Stock-Based Awards; the performance criteria for Performance Units; and the exercisability and vesting schedule, payment terms and such other terms and conditions of such Award, as determined by the Committee in its sole discretion. Each Award Agreement shall be executed by the Participant and an officer or a Director (other than the Participant) of the Company authorized to sign such Award Agreement and shall

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contain such terms and conditions that are consistent with the Plan, including but not limited to the exercisability and vesting schedule, if any, as the Committee in its sole discretion shall determine. All Awards shall be made conditional upon the Participant’s acknowledgment, in writing in the Award Agreement or otherwise by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, his beneficiaries and any other person having or claiming an interest under such Award.

ARTICLE 4. OPTIONS

4.1 Award Agreement for Option Grant. Option grants shall be evidenced by an Award Agreement, pursuant to Section 3.3. All Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.2 Option Price. The price per share of the Common Stock subject to each Option shall be set by the Committee; provided, however, that (i) such price shall not be less than the par value of a share of Common Stock and shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, (ii) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

4.3 Qualification for Incentive Stock Options. The Committee may only grant an Incentive Stock Option to an individual if such person is an Employee of the Company or is an Employee of an Affiliate or Subsidiary as permitted under Section 422(a)(2) of the Code.

4.4 Change in Incentive Stock Option Grant. Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such Option from treatment as an Incentive Stock Option under Section 422 of the Code. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and all other Incentive Stock Option plans of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4, the Fair Market Value of shares of Common Stock shall be determined as of the time the Option with respect to such shares of Common Stock is granted, pursuant to Section 4.7.

4.5 Option Term. The term of an Option shall be set by the Committee in its discretion; provided, however, in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an Employee then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Such Incentive Stock Options shall be subject to Section 5.6, except as limited by the requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options.

4.6 Option Exercisability and Vesting.

4.6.1 The period during which Options in whole or in part become exercisable and vest shall be set by the Committee and shall be as provided for in the Award Agreement. At any time after the grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option becomes exercisable and vests.

4.6.2 In each Award Agreement, the Committee shall indicate whether the portion of the Options, if any, that remains non-exercisable and non-vested upon the Participant’s Termination of Employment with the Company is forfeited. In so specifying, the Committee may differentiate between the reason for the Participant’s Termination of Employment.

4.6.3 At any time on or after the grant of an Option, the Committee may provide in an Award Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares of Common Stock so

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purchased shall be restricted Common Stock and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (i) the price per share paid by the Participant for the Common Stock, or (ii) the Fair Market Value of such Common Stock at the time of repurchase, or such other restrictions as the Committee deems appropriate. The Participant shall have, unless otherwise provided by the Committee in the Award Agreement, all the rights of an owner of Common Stock, subject to the restrictions and provisions provided in the applicable Award Agreement, including the right to vote such Common Stock and to receive all dividends and other distributions paid or made with respect to Common Stock.

4.7 Fair Market Value. The Fair Market Value of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on such date, or if shares of Common Stock were not traded on such date, then on the next preceding date on which a trade occurred, or (ii) if shares of Common Stock are not publicly traded on an exchange, the Fair Market Value of a share of Common Stock as established by the Company acting in good faith in a manner not inconsistent with Section 409A of the Code and after consultation with independent advisors. The Fair Market Value as so determined by the Company in good faith and in the absence of fraud shall be binding and conclusive upon all parties hereto, and in any event the Participant agrees to accept and shall not challenge any such determination of Fair Market Value made by the Company. If the Company subdivides (by split, dividend or otherwise) its shares of Common Stock into a greater number, or combines (by reverse split or otherwise) its shares of Common Stock into a lesser number after the Company shall have determined the Fair Market Value for the shares of Common Stock subject to an Award (without taking into consideration such subdivision or combination) and prior to the consummation of the purchase, the Fair Market Value shall be appropriately adjusted to reflect such subdivision or combination, and the Company’s good faith determination as to any such adjustment shall be binding and conclusive on all parties hereto.

ARTICLE 5. EXERCISE OF OPTIONS

5.1 Exercise. At any time and from time to time prior to the time when any exercisable Option or portion thereof becomes unexercisable under the Plan or the Award Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares of Common Stock and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a minimum number of shares of Common Stock.

5.2 Manner of Exercise. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the Award Agreement:

5.2.1 A written notice signed by the Participant or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion is being exercised, provided such notice complies with all applicable rules established by the Committee from time to time.

5.2.2 Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, causing legends to be placed on certificates for shares of Common Stock and issuing stop-transfer notices to agents and registrars.

5.2.3 In the event that the Option shall be exercised pursuant to Section 12.1 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

5.2.4 Full payment (in cash or by a certified check) for the shares of Common Stock with respect to which the Option or portion thereof is exercised, including the amount of any withholding tax due, unless with the prior written consent of the Committee:

5.2.4.1 payment, in whole or in part, is made through the delivery of shares of Common Stock owned by the Participant, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, provided, that shares of Common Stock used to exercise the Option have been held

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by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option;

5.2.4.2 with respect to Options that are not Incentive Stock Options, payment, in whole or in part, is made through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof;

5.2.4.3 payment is made through a broker at the time required in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or

5.2.4.4 payment is made through any combination of the consideration provided for in this Section 5.2.4 or such other method approved by the Committee consistent with applicable law.

5.3 Conditions to Issuance of Common Stock. The Company shall not be required to issue or deliver any certificate or other indicia evidencing ownership of shares of Common Stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

5.3.1 The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable.

5.3.2 The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

5.3.3 The receipt by the Company of full payment for such Common Stock, including payment of any applicable withholding tax.

5.3.4 The Participant agreeing to the terms and conditions of the Plan and the Award Agreement.

5.4 Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares of Common Stock purchasable upon the exercise of any part of an Option unless and until certificates or other indicia representing such shares of Common Stock have been issued by the Company to such holders.

5.5 Ownership and Transfer Restrictions. The Committee, in its absolute discretion, may impose at the time of grant such restrictions on the ownership and transferability of the shares of Common Stock purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the Award Agreement and may be referred to on the certificates or other indicia evidencing such shares of Common Stock.

5.6 Limitations on Exercise of Options.

5.6.1 Vested Incentive Stock Options may not be exercised after the earliest of (i) their expiration date, (ii) twelve (12) months from the date of the Participant’s Termination of Employment by reason of his death, (iii) twelve (12) months from the date of the Participant’s Termination of Employment by reason of his Permanent Disability, or (iv) the expiration of three (3) months from the date of the Participant’s Termination of Employment for any reason other than such Participant’s death or Permanent Disability, unless the Participant dies within said three (3) month period. Leaves of absence for less than ninety (90) days shall not cause a Termination of Employment for purposes of Incentive Stock Options.

5.6.2 Non-Qualified Stock Options may be exercised up until their expiration date, unless the Committee provides otherwise in the Award Agreement.

ARTICLE 6. STOCK AWARDS

6.1 Award Agreement. Awards of Restricted Common Stock, Restricted Stock Units and Deferred Stock Units shall be evidenced by an Award Agreement pursuant to Section 3.3.

6.2 Awards of Restricted Common Stock, Restricted Stock Units and Deferred Stock Units.

6.2.1 The Committee may from time to time, in its absolute discretion, consistent with this Plan:

6.2.1.1 determine which Employees, Consultants and Directors shall receive Stock Awards;

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6.2.1.2 determine the aggregate number of shares of Common Stock to be awarded as Stock Awards to Employees, Consultants and Directors;

6.2.1.3 determine the terms and conditions applicable to such Stock Awards; and

6.2.1.4 determine when the restrictions, if any, lapse.

6.2.2 The Committee may establish the purchase price, if any, and form of payment for a Stock Award. If the Committee establishes a purchase price, the purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law.

6.2.3 Upon the selection of an Employee, Consultant or Director to be awarded Restricted Common Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Common Stock and may impose such conditions on the issuance of such Restricted Common Stock as it deems appropriate, subject to the provisions of Article 10.

6.2.4 Upon the selection of an Employee, Consultant or Director to be awarded Restricted Stock Units or Deferred Stock Units, the Committee shall instruct the Secretary of the Company to establish a Stock Award Account on behalf of each such Participant. The Committee may impose such conditions on the issuance of such Restricted Stock Units or Deferred Stock Units as it deems appropriate.

6.2.5 Awards of Restricted Common Stock and Restricted Stock Units shall vest pursuant to the Award Agreement.

6.2.6 A Participant shall be 100 percent vested in the number of Deferred Stock Units held in his or her Stock Award Account at all times. The term for which the Deferred Stock Units shall be deferred shall be provided for in the Award Agreement.

6.3 Rights as Stockholders.

6.3.1 Upon delivery of the shares of Restricted Common Stock to the Participant or the escrow holder pursuant to Section 6.7, the Participant shall have, unless otherwise provided by the Committee in the Award Agreement, all the rights of an owner of Common Stock, subject to the restrictions and provisions of his Award Agreement; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 6.4.

6.3.2 Nothing in this Plan shall be construed as giving a Participant who receives an Award of Restricted Stock Units or Deferred Stock Units any of the rights of an owner of Common Stock unless and until shares of Common Stock are issued and transferred to the Participant in accordance with the terms of the Plan and the Award Agreement. Notwithstanding the foregoing, in the event that any dividend is paid by the Company with respect to the Common Stock (whether in the form of cash, Common Stock or other property), then the Committee shall, in the manner it deems equitable or appropriate, adjust the number of Restricted Stock Units or Deferred Stock Units allocated to each Participant’s Stock Award Account to reflect such dividend.

6.4 Restriction. All shares of Restricted Common Stock issued under this Plan (including any Common Stock received as a result of stock dividends, stock splits or any other form of recapitalization, if any) shall at the time of the Award, in the terms of each individual Award Agreement, be subject to such restrictions as the Committee shall, in its sole discretion, determine, which restrictions may include, without limitation, restrictions concerning voting rights, transferability, vesting, Company performance and individual performance; provided, however, that by action taken subsequent to the time shares of Restricted Common Stock are issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Common Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.5 Lapse of Restrictions. The restrictions on Awards of Restricted Common Stock and Restricted Stock Units shall lapse in accordance with the terms of the Award Agreement. In the Award Agreement, the Committee shall indicate whether shares of Restricted Common Stock or Restricted Stock Units then subject to restrictions are forfeited or if the restrictions shall lapse upon the Participant’s Termination of Employment. In so specifying, the Committee may differentiate between the reason for the Participant’s Termination of Employment.

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6.6 Repurchase of Restricted Common Stock. The Committee may provide in the terms of the Award Agreement awarding Restricted Common Stock that the Company shall have call rights, a right of first offer or a right of refusal regarding shares of Restricted Common Stock then subject to restrictions.

6.7 Escrow. The Company may appoint an escrow holder to retain physical custody of each certificate or control of each other indicia representing shares of Restricted Common Stock until all of the restrictions imposed under the Award Agreement with respect to the shares of Common Stock evidenced by such certificate expire or shall have been removed.

6.8 Legend. In order to enforce the restrictions imposed upon shares of Restricted Common Stock hereunder, the Committee shall cause a legend or restrictions to be placed on certificates of Restricted Common Stock that are still subject to restrictions under Award Agreements, which legend or restrictions shall make appropriate reference to the conditions imposed thereby.

6.9 Conversion. Upon vesting in the case of Restricted Stock Units, and upon the lapse of the deferral period in the case of Deferred Stock Units, such Restricted Stock Units or Deferred Stock Units shall be converted into an equivalent number of shares of Common Stock that will be distributed to the Participant, or in the case of the Participant’s death, to the Participant’s legal representative. Such distribution shall be evidenced by a stock certificate, appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, or other appropriate means as determined by the Company. In the event ownership or issuance of the Common Stock is not feasible due to applicable exchange controls, securities regulations, tax laws or other provisions of applicable law, as determined by the Company in its sole discretion, the Participant, or in the case of the Participant’s death, the Participant’s legal representative, shall receive cash proceeds in an amount equal to the value of the shares of Common Stock otherwise distributable to the Participant, net of tax withholding as provided in Section 12.5.

ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1 Award Agreement for SARs. Awards of SARs shall be evidenced by an Award Agreement pursuant to Section 3.3.

7.2 General Requirements. The Committee may grant SARs separately or in tandem with any Option (for all or a portion of the applicable Option). The Committee shall determine which Employees, Consultants and Directors shall receive Awards of SARs and the amount of such Awards.

7.3 Base Amount. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the price per share of the related Option or, if there is no related Option, the Fair Market Value of a share of Common Stock as of the date of grant of the SAR.

7.4 Tandem SARs. Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to an Employee, Consultant or Director that shall be exercisable during a specified period shall not exceed the number of shares of Common Stock that the Employee, Consultant or Director may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Common Stock covered by such Option shall terminate. Upon the exercise of the SARs, the related Option shall terminate to the extent of an equal number of shares of Common Stock.

7.5 SAR Exercisability.

7.5.1 The period during which SARs in whole or in part become exercisable shall be set by the Committee and shall be as provided for in the Award Agreement. At any time after the grant of an SAR, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions its selects, accelerate the period during which the SAR becomes exercisable.

7.5.2 In each Award Agreement, the Committee shall indicate whether the portion of the SAR, if any, that remains non-exercisable upon the Participant’s Termination of Employment with the Company is forfeited. In so specifying, the Committee may differentiate between the reason for the Participant’s Termination of Employment.

7.6 Value of SARs. When a Participant exercises an SAR, the Participant shall receive in settlement of such SAR an amount equal to the value of the stock appreciation for the number of SARs exercised payable in cash, Common Stock or a

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combination thereof. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Common Stock on the date of exercise of the SAR exceeds the base amount of the SAR.

7.7 Form of Payment. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, Common Stock or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Common Stock to be received, shares of Common Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Common Stock are received upon exercise of a SAR, cash shall be delivered in lieu of any fractional shares of Common Stock.

ARTICLE 8. PERFORMANCE UNITS

8.1 Award Agreement for Performance Units. Awards of Performance Units shall be evidenced by an Award Agreement pursuant to Section 3.3.

8.2 General Requirements. Each Performance Unit shall represent the right of the Participant to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A Performance Unit shall be based on the Fair Market Value of a share of Common Stock or such other measurement base as the Committee deems appropriate. The Committee shall determine and set forth in the Award Agreement the number of Performance Units to be granted and the requirements applicable to such Performance Units. The Committee shall determine which Employees, Consultants and Directors shall receive Awards of a Performance Unit and the amount of such Awards.

8.3 Performance Period and Performance Goals. When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the “Performance Period”), performance goals applicable to the Performance Units (“Performance Goals”) and such other conditions of the Award as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its Subsidiaries, the performance of Common Stock, individual performance or such other criteria as the Committee deems appropriate.

8.4 Payment With Respect to Performance Units. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met, the value of the Performance Units (if applicable), and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash, in Common Stock or in a combination of the two, as determined by the Committee.

ARTICLE 9. OTHER STOCK-BASED AWARDS

9.1 Award Agreement for Other Stock-Based Awards. Other Stock-Based Awards shall be evidenced by an Award Agreement pursuant to Section 3.3.

9.2 General Requirements. Other Stock-Based Awards that may be granted under the Plan include Awards that are valued in whole or in part by reference to, or otherwise calculated by reference to or based on, shares of Common Stock, including without limitation: (i) convertible preferred stock, convertible debentures and other convertible, exchangeable or redeemable securities or equity interests, (ii) partnership interests in a Subsidiary or operating partnership, (iii) Awards valued by reference to book value, fair value or Subsidiary performance, and (iv) any class of profits interest or limited liability company interest created or issued pursuant to the terms of a partnership agreement, limited liability company operating agreement or otherwise by MPT OP or a Subsidiary that has elected to be treated as a partnership for federal income tax purposes and qualifies as a “profits interest” within the meaning of IRS Revenue Procedure 93-27 with respect to an Employee, a Consultant or a Director who is rendering services to or for the benefit of MPT OP or other Subsidiary, as applicable.

9.3 Calculation of Reserved Shares. For purposes of calculating the number of shares of Common Stock underlying an Other Stock-Based Award relative to the total number of shares of Common Stock reserved and available for issuance under Section 2.1 of the Plan, the Committee shall establish in good faith the maximum number of shares of Common Stock to which a Participant receiving such Award may be entitled upon fulfillment of all applicable conditions set forth in the relevant award documentation, including vesting conditions, partnership capital account allocations, value accretion factors, conversion ratios, exchange ratios and other similar criteria. If and when any such conditions are no longer capable of being met, in whole or in part, the number of shares of Common Stock underlying Other Stock-Based Awards shall be reduced

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accordingly by the Committee and the related shares of Common Stock shall be added back to the shares of Common Stock otherwise available for issuance under the Plan. Other Stock-Based Awards may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Employees, Consultants or Directors to whom, and the time or times at which, Other Stock-Based Awards shall be made; the number of Other Stock-Based Awards to be granted; the price, if any, to be paid by the Participant for the acquisition of such Other Stock-Based Awards; and the restrictions and conditions applicable to such Other Stock-Based Awards. Conditions may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established performance goals and objectives, with related length of the service period for vesting, minimum or maximum performance thresholds, measurement procedures and length of the performance period to be established by the Committee at the time of grant in its sole discretion. The Committee may allow Other Stock-Based Awards to be held through a limited partnership, or similar “look-through” entity, and the Committee may require such limited partnership or similar entity to impose restrictions on its partners or other beneficial owners that are not inconsistent with the provisions of this Article 9. The provisions of the grant of Other Stock-Based Awards need not be the same with respect to each Participant.

9.4 Dividend Equivalents. The Award Agreement in respect of an Other Stock-Based Award, or a separate agreement if required by Section 409A of the Code, may provide that the Participant shall be entitled to receive, currently or on a deferred or contingent basis, dividends or dividend equivalents with respect to the number of shares of Common Stock underlying the Award or other distributions from MPT OP or other Subsidiary, as applicable, prior to vesting (whether based on a period of time or based on attainment of specified performance conditions), as determined at the time of grant by the Committee in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

9.5 Consideration. Other Stock-Based Awards granted under this Article 9 may be issued for no cash consideration.

ARTICLE 10. DEFERRALS

The Committee may permit a Participant to defer receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such Participant in connection with any Option or SAR, the lapse or waiver of restrictions applicable to Restricted Common Stock or Restricted Stock Units, the lapse of the deferral period applicable to Deferred Stock Units or the satisfaction of any requirements or objectives with respect to Performance Units. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Common Stock equivalents and restricting deferrals to comply with the requirements of Section 409A of the Code. The Company may, but is not obligated to, contribute the shares of Common Stock that would otherwise be issuable pursuant to an Award to a rabbi trust. Shares of Common Stock issued to a rabbi trust pursuant to this Article 10 may ultimately be issued to the Participant in accordance with the terms of the deferred compensation plan or the Award Agreement.

ARTICLE 11. ADMINISTRATION

11.1 Committee. The Plan shall be administered by the Compensation Committee of the Board. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Company’s Articles of Incorporation, bylaws, and with applicable law. The majority vote of the Committee, or for acts taken in writing without a meeting, by the unanimous written consent of the members of the Committee, shall be valid acts of the Committee. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board.

11.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs, Performance Units and Other Stock-Based Awards are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent herewith and to interpret, amend or revoke any such rules. Any such Award under this Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.

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11.3 Compensation; Professional Assistance; Good Faith Actions. Unless otherwise determined by the Board, members of the Committee shall receive no compensation for their services pursuant to this Plan. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any Awards made hereunder, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

ARTICLE 12. MISCELLANEOUS PROVISIONS

12.1 Transferability.

12.1.1 No Option, Restricted Common Stock, Restricted Stock Unit, Deferred Stock Unit, SAR, Performance Unit, Other Stock-Based Award or any right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 12.1.1 shall prevent transfers by will, by the applicable laws of descent and distribution, pursuant to a qualified domestic relations order or as permitted in Section 12.1.2 below. The Committee shall not be required to accelerate the exercisabilty of an Award pursuant to a divorce or similar proceeding in the event Participant’s spouse is determined to have acquired a community property interest in all or any portion of an Award. Except as provided below, during the lifetime of the Participant, only he may exercise an Award (or any portion thereof) granted to him or her under the Plan. After the death of the Participant, any exercisable portion of an Award, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement or other agreement, may be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

12.1.2 Notwithstanding the foregoing, the Committee may provide in an Award Agreement, or amend an otherwise outstanding Award Agreement to provide, that a Participant may transfer Non-Qualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Non-Qualified Stock Option and the transferred Non-Qualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Non-Qualified Stock Option immediately before the transfer and shall be exercisable by the transferee according to the same terms as applied to the Participant.

12.2 Amendment, Suspension or Termination of this Plan.

12.2.1 Except as otherwise provided in this Section 12.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided, however, no action of the Board or the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule, without the consent of the stockholders. Except as provided in Section 4.7, Section 12.3.1.5 or Section 12.3.2.5, in no event may the Board or the Committee reduce the exercise price of outstanding Options or SARs or effect repricing through cancellation and re-grants or cancellation of Options or SARs in exchange for cash or other Awards without prior stockholder approval. No amendment, suspension or termination of this Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore made to the Participant, unless such right has been reserved in the Plan or the Award Agreement. No Award may be made during any period of suspension or after termination of this Plan. In no event may any Award be made under this Plan after the tenth anniversary of the date of stockholder approval of the Plan, and no Incentive Stock Options may be granted after the tenth anniversary of the date of Board approval of the Plan.

12.2.2 Notwithstanding the foregoing, the Board or the Committee may take any action necessary to comply with a change in applicable law, irrespective of the status of any Award as vested or unvested, exercisable or unexercisable, at the time of such change in applicable law.

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12.3 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

12.3.1 In the event that any stock dividend or extraordinary dividend (whether in the form of cash, other securities, or other property), on account of a recapitalization, reclassification, stock split, reverse stock split, reorganization, or other similar event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee shall, in such manner as it may deem equitable, adjust the following:

12.3.1.1 the maximum number of shares of Common Stock available for Awards;

12.3.1.2 the maximum number of shares of Common Stock subject to the Plan;

12.3.1.3 the number and kind of Company stock with respect to which an Award may be made under the Plan;

12.3.1.4 the number and kind of Company stock subject to an outstanding Award; and

12.3.1.5 the exercise price or purchase price with respect to any Award.

12.3.2 In the event of any merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, the Committee in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines, in its sole discretion, that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award or right under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

12.3.2.1 the Committee may provide, either by the terms of the Award Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, for (i) the purchase of any such Award for the payment of an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable, payable, fully vested or the restrictions lapsed, or (ii) the replacement of such Award with other rights or property selected by the Committee;

12.3.2.2 the Committee may provide in the terms of such Award Agreement or by action taken prior to the occurrence of such transaction or event that the Award cannot be exercised after such event;

12.3.2.3 the Committee may provide, by the terms of such Award or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such Award shall be exercisable, notwithstanding anything to the contrary in Section 4.6 or the provisions of such Award;

12.3.2.4 the Committee may provide, by the terms of such Award or by action taken prior to the occurrence of such transaction or event, that upon such event, such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar Awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

12.3.2.5 the Committee may make appropriate adjustments in the number, type and kind of shares of Common Stock subject to outstanding Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs, Performance Units and Other Stock-Based Awards and in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards, and rights and awards which may be granted in the future; and

12.3.2.6 the Committee may provide either by the terms of an Award of Restricted Common Stock, Restricted Stock Units or Other Stock-Based Awards or by action taken prior to the occurrence of such event that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of the Restricted Common Stock or the Restricted Stock Units or Other Stock-Based Awards may be terminated, and some or all shares of such Restricted Common Stock or some or all of such Restricted Stock Units or some or all Other Stock-Based Awards may cease to be subject to forfeiture under Section 6.5 or Section 9.4 or repurchase under Section 6.6 after such event.

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12.3.3 Subject to Section 12.7, the Committee may, in its sole discretion, at the time of grant, include such further provisions and limitations in any Award Agreement or certificate, as it may deem appropriate and in the best interests of the Company; provided, however, that no such provisions or limitations shall be contrary to the terms of the Participant’s Employment Agreement or the terms of this Plan.

12.3.4 Notwithstanding the foregoing, no action pursuant to this Section 12.3 shall be taken that is specifically prohibited under applicable law, the rules and regulations of any governing governmental agency or national securities exchange, or the terms of the Participant’s Employment Agreement.

12.4 Continued Employment. Nothing in this Plan or in any Award Agreement hereunder shall confer upon any Participant any right to continue his employment, consulting or similar relationship with the Company or an Affiliate, whether as an Employee, Consultant, Director or otherwise, or shall interfere with or restrict in any way the rights of the Company or an Affiliate, which are hereby expressly reserved, to discharge or terminate the relationship with any Participant at any time for any reason whatsoever, subject to the terms of any Employment Agreement entered into by the Participant and the Company or Affiliate.

12.5 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or lapse of any restriction of any Option, Restricted Common Stock, Restricted Stock Unit, Deferred Stock Unit, SAR, Performance Unit or Other Stock-Based Award. The Committee may, in its sole discretion and in satisfaction of the foregoing requirement, require such Participant to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld; provided, however, that any shares of Common Stock withheld shall be no greater than an amount that does not exceed the Participant’s maximum applicable withholding tax rate for federal (including FICA), state and local tax liabilities or such lesser amount as is necessary to avoid liability accounting treatment. The Committee may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Common Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

12.6 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards, the Committee shall have the right to provide, in the terms of such Award, or to require the recipient to agree by separate written instrument, that the Award shall terminate and any unexercised portion of such Award (whether or not vested) shall be forfeited, if (i) a Termination of Employment occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (ii) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee or as specified in the Participant’s Employment Agreement, or (iii) the Company terminates the Employee’s employment with or without Cause.

12.7 Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, any Option, Restricted Common Stock, Restricted Stock Unit, Deferred Stock Unit, SARs, Performance Units or Other Stock-Based Award granted or awarded to any individual who is then or thereafter becomes subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act). To the extent permitted by applicable law, Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

12.8 Restrictive Legend. All of the shares of Common Stock now outstanding or hereafter issued and/or owned shall be held and transferred subject to the terms of the restrictions herein contained and every certificate representing a share of Common Stock shall contain the following legend: “These shares are held subject to the terms of the Medical Properties Trust, Inc. 2019 Equity Incentive Plan (the “Plan”) and such shares may only be transferred in accordance with the terms thereof. A copy of the Plan is available at the office of the Company.”

12.9 Effect of Plan Upon Option and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the

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Company (i) to establish any other forms of incentives or compensation for Employees, Consultants or Directors, or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.10 Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Awards awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

12.11 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

12.12 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the laws of the State of Alabama, without regard to conflicts of laws thereof.

12.13 Clawback. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

12.14 No Excise Tax Gross Ups. The Company will not enter into any agreements or arrangements on or after the Effective Date that provide for a gross up for excise taxes imposed by Section 4999 of the Code.

* * * * * *

The Medical Properties Trust, Inc. 2019 Equity Incentive Plan was adopted by the Board of Directors on April 25, 2019 and approved by the stockholders of the Company on                 , 2019.

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ANNUAL MEETING OF STOCKHOLDERS OF

MEDICAL PROPERTIES TRUST, INC.

May 23, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and 2018 Form 10-K

are available at www.medicalpropertiestrust.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

⬛	00033333330303030000 9	052319

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES AND “FOR” PROPOSALS 2, 3, AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED IN ACCORDANCE WITH THE UNDERSIGNED’S INSTRUCTIONS SET FORTH HEREIN. UNLESS DIRECTION IS GIVEN TO THE CONTRARY, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES AND “FOR” EACH OF PROPOSAL 2, 3, AND 4.		1.	To elect seven directors	FOR	AGAINST	ABSTAIN
			Edward K. Aldag, Jr.	☐	☐	☐
			G. Steven Dawson	☐	☐	☐
			R. Steven Hamner	☐	☐	☐
			Elizabeth N. Pitman	☐	☐	☐
			C. Reynolds Thompson, III	☐	☐	☐
			D. Paul Sparks, Jr.	☐	☐	☐
			Michael G. Stewart	☐	☐	☐
		2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐
		3.	Non-binding, advisory approval of the Company’s executive compensation.	☐	☐	☐
		4.	To approve the Medical Properties Trust, Inc. 2019 Equity Incentive Plan.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

With respect to any other item of business that properly comes before the annual meeting and at any adjournments or postponements thereof, the proxy holders are authorized to vote the undersigned’s shares in their discretion.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛

0                    ⬛

PROXY

MEDICAL PROPERTIES TRUST, INC.

2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 23, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The 2019 Annual Meeting of Stockholders of Medical Properties Trust, Inc. (the “Annual Meeting”) will be held at City Club Birmingham, 1901 6th Avenue North, Birmingham, Alabama, on May 23, 2019, beginning at 10:30 a.m. Central Time. You can access directions to the Annual Meeting at www.medicalpropertiestrust.com. The undersigned hereby acknowledges receipt of the combined Notice of 2019 Annual Meeting of Stockholders and Proxy Statement dated April 26, 2019, accompanying this proxy and to which reference is hereby made, for further information regarding the Annual Meeting and the matters to be considered and voted on by the stockholders at the Annual Meeting.

The undersigned hereby appoints Edward K. Aldag, Jr. and R. Steven Hamner, and each of them, attorneys and agents, with full power of substitution, to vote, as the undersigned’s proxy, all the shares of common stock owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the meeting and any adjournment thereof, in accordance with the instructions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any adjournment thereof.

The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof.

(Continued and to be signed on the reverse side)

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